AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 30, 2004.


                                                  REGISTRATION NO. 333-118937
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             -----------------------


                               AMENDMENT NO. 5 TO


                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 GENETHERA, INC.
                 (Name of small business issuer in its charter)

      FLORIDA                           2836                     66-0622463
(State or jurisdiction     (Primary Standard Industrial      (I.R.S.  Employer
 of incorporation or         Classification Code Number)     Identification No.)
   organization)

                             3930 YOUNGFIELD STREET
                           WHEAT RIDGE, COLORADO 80033
                                  303.463.6371
          (Address and telephone number of principal executive offices)

                             3930 YOUNGFIELD STREET
                           WHEAT RIDGE, COLORADO 80033
                                  303.463.6371
          (Address and telephone number of principal place of business)

                            TONY MILICI, M.D., PH.D.
                             3930 YOUNGFIELD STREET
                           WHEAT RIDGE, COLORADO 80033
                                  303.463.6371
            (Name, address and telephone number of agent for service)

                                   COPIES TO:

RICHARD W.  BRYANS, JR., ESQ.                    STEVEN M. GRUBNER, ESQ.
1177 GRANT STREET                                3930 YOUNGFIELD STREET
SUITE 308                                        WHEAT RIDGE, COLORADO 80033
DENVER, COLORADO 80203
303.832.2930                                     847.366.8058

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as shall be determined by the selling shareholders identified herein.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

-----------------------------------------------------------------------------------------------------------
                                             CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
Title of Each Class of Securities                     Proposed Maximum   Proposed Maximum     Amount of
to be Registered                       Amount to be   Offering Price     Aggregate Offering   Registration
                                       Registered     per Unit(1)        Price(1)             Fee
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Common Stock $0.001 par value            4,249,236          $0.835           $3,548,112         $449.55
-----------------------------------------------------------------------------------------------------------
Total Registration Fee:                                                                         $449.55
-----------------------------------------------------------------------------------------------------------

         (1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average of the bid and asked prices on a day within 5 business days prior to filing.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained in this Prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                          PROSPECTUS November 30, 2004


                                 GENETHERA, INC.

                             Up to 4,249,236 Shares

                                  Common Stock

      The stockholders named under the caption "Selling Stockholders" may from time to time offer and sell up to 4,249,236 shares of common stock. The shares may be sold in transactions occurring either on or off the Over the Counter Bulletin Board at prevailing market prices or at negotiated prices. Sales may be made through brokers or through dealers, who are expected to receive customary commissions or discounts. We will receive no proceeds from the sale of shares sold by selling stockholders under this prospectus.

      Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "GTHA."

                             ----------------------
                    THE SECURITIES OFFERED BY THIS PROSPECTUS
                    INVOLVE A HIGH DEGREE OF RISK. SEE "RISK
                          FACTORS" BEGINNING ON PAGE 2.
                             ----------------------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is November 30, 2004.

SECURITIES OFFERED FOR SALE ARE BEING REGISTERED BY COORDINATION UNDER COLORADO STATUTE 11-51-303, WISCONSIN STATUTE 551-25, MISSOURI STATUTE 409-003-3, AND OHIO STATUTE RC 1707.091.

                                TABLE OF CONTENTS

Prospectus Summary............................................................1
Risk Factors..................................................................2
Note Regarding Forward Looking Statements.....................................8
Dilution......................................................................8
Management's Discussion and Analysis or Plan of Operation.....................9
Business.....................................................................16
Management...................................................................19
Legal Proceedings............................................................19
Executive Compensation.......................................................21
Security Ownership of Certain Beneficial Owners and Management...............22
Certain Relationships and Related Transactions...............................22
Market for Common Equity and Related Shareholder Matters.....................23
Use of Proceeds..............................................................24
Selling Shareholders.........................................................25
Plan of Distribution.........................................................26
Determination of Offering Price................................................
Description of Capital Stock.................................................28
Disclosure Of Commission Position On Indemnification For
Securities Act Liabilities.....................................................
About This Prospectus........................................................28
Where You Can Find More Information..........................................28
Validity of Common Stock.....................................................29
Experts......................................................................29

Financial Statements.........................................................F-1

                               PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. Accordingly, you are urged to carefully review this prospectus and the documents incorporated into this prospectus by reference in their entirety.

OUR COMPANY

      GeneThera, Inc., a Florida corporation ("we" or the "Company"), is in the development stage and has produced only nominal revenues. One of our two subsidiaries, GeneThera, Inc., a Colorado corporation ("GeneThera"), is developing molecular assays for the detection of diseases in live animals, notably bovine spongiform encephalopathy ("BSE" or "Mad Cow Disease") and chronic wasting disease ("CWD"), a disease that affects elk and renders their meat unsafe for human consumption. GeneThera also currently intends to develop therapeutic vaccines for the prevention of such diseases. We recently acquired VDx, Inc., a Wisconsin corporation, as our second subsidiary. VDx is a veterinary testing company specific to the dairy cattle industry. GeneThera intends to roll out our Johnnes test to the VDx customer base.

RECENT DEVELOPMENTS

      In May 2004 , we issued an aggregate of $98,000 in principal amount of promissory notes in a private offering to Mark Kengott, I.Thomas and Barbara G. Uskup, and Donald and Joyce Guillaume . The notes bear interest at the rate of 6% per annum and mature 6 months after their date of issuance. The holders of these notes are entitled to convert the principal amount of the notes to shares of our common stock at the rate of $1.00 per share. As of June 18, 2004, the principal amount of all of these notes was converted into 98,000 shares of our common stock. Those shares are included in this offering.

      On June 23 2004 , we issued a promissory note in the principal amount of $25,000 in a private offering to Monte B. Tobin. The note bears interest at the rate of 6% per annum and matures 6 months after its date of issuance. The holder of this note is entitled to convert the principal amount of the note to shares of our common stock at the rate of $0.75 per share. As of June 25, 2004, all $25,000 in principal amount this note was converted into 33,333 shares of our common stock. Those shares are included in this offering.

      In August 2004 , we issued a promissory note in the principal amount of $23,000 in a private offering to Mark Herzog, John Marx, Cyndi Ralph, Marvin Newton, and Ralph Lueders . The note bears interest at the rate of 6% per annum and matures 6 months after its date of issuance. The holder of this note is entitled to convert the principal amount of the note to shares of our common stock at the rate of $1.00 per share. As of August 15, 2004, all $23,000 in principal amount this note was converted into 23,000 shares of our common stock. Those shares are included in this offering.

      On June 1, 2004 the Company engaged InvestLinc Securities, L.L.C. for investment banking services. As the Company's investment banker, InvestLinc will identify potential investors and/or strategic partners, including merger and acquisition candidates. In this capacity, InvestLinc will also assist the Company in establishing strategic relationships and in raising additional capital to finance our growth and further development of our proprietary live blood test for Mad Cow disease and Chronic Wasting disease.

      On June 1, 2004, we hired Steve Grubner as our Chief Financial Officer. Mr. Grubner was also elected a member of our board of directors. Mr. Grubner has over twenty years of experience in the technology industry, served as the president, finance and administration and chief financial officer at HH Communications, Inc. from 1986 until the completion of its merger with Datatec Systems, Inc. (DATC) in mid-1996. Until late 1999, he served as Datatec's vice president and General Counsel, a position that put him in charge of the company's public SEC filings, vendor contract negotiations, and internal employee agreements. From 1999 to the present, Mr. Grubner has been in the private and public equity markets, raising capital for technology, biotech, and software companies.

OUR FINANCIAL SITUATION

      Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in their report on our consolidated financial statements for the fiscal year ended December 31, 2003. For the years ended December 31, 2003 and 2002, our operating losses were $3,080,740 and $627,984 respectively. Our current liabilities exceeded current assets by $1,300,284 and $889,370 for the years ended December 31, 2003 and 2002, respectively. Currently, we have no revenues generated from operations, and, as of December 31, 2003 we have an accumulated deficit of $5,901,130.

      These factors raise substantial doubt about our ability to continue as a going concern. If we do not raise sufficient cash from external sources to satisfy our on-going expenditures, we will be required to materially limit or discontinue our operations, and your investment in the Company may be lost.

THE OFFERING

      This offering relates to the sale of common stock by certain persons who are, or who are beneficially deemed to be, our shareholders. The selling shareholders identified on pages 25-26 of this prospectus are offering for resale a total of up to 4,249,236 shares of our common stock. The sales will be for the benefit of the selling shareholders, and we will not receive any of the proceeds of such sales. The selling shareholders consist of:

     o Certain investors who invested in our private placements of convertible promissory notes and who have converted the principal of those notes to an aggregate of 1,617,257 shares

     o Consultants and advisers to whom we issued warrants to purchase an aggregate of 2,382,979 shares of our common stock, and their employees and assigns, and who have exercised such warrants

     o An officer and director, and his affiliate, who invested in our private placements of convertible promissory notes and who have converted the principal of those notes to an aggregate of 249,000 shares

         Offering Price                                 Market Price

         Common Stock Outstanding

         Prior to this Offering(1)                      18,049,705 shares

         Common Stock Outstanding

         After this Offering                            18,049,705 shares

         Use of Proceeds The shares of common stock offered pursuant to this prospectus are offered by the selling shareholders listed on pages 25 - 26. We will not receive any proceeds from the sale of common stock by the selling shareholders.

         Risk Factors An investment in our common stock is highly speculative and involves a high degree of risk. For a discussion of some of the risks you should consider before purchasing shares of our common stock, you are urged to carefully review and consider the section entitled "Risk Factors" beginning on page 2 of this prospectus.

         OTC Bulletin Board Symbol:    GTHA

------------------
         (1) This represents the number of shares of common stock issued and outstanding on August 31,2004.

                                  RISK FACTORS

         An investment in our common stock is very risky. You may lose the entire amount of your investment. Prior to making an investment decision, you should carefully review this entire prospectus and consider the following risk factors:

RISKS RELATED TO OUR BUSINESS

      OUR STATUS AS A DEVELOPMENT STAGE COMPANY WITH NOMINAL REVENUES SUBJECTS AN INVESTMENT IN OUR STOCK TO A HIGH DEGREE OF RISK

      Our core business, namely, the development of molecular diagnostic assays to detect the presence of infectious disease from the blood of live animals, was begun in 1998, and, to date, we have generated only nominal revenues. We may not ever be able to generate significant revenues for testing for specific animal diseases.

      Another segment of our proposed business, namely, the development of vaccines for the detection and prevention of food contaminating pathogens, veterinary diseases, and diseases affecting human health, will require strict testing, validation, and regulatory approvals. Such vaccines may require 18-24 months or longer and up to $5 million or more to receive regulatory approval and to bring to market. We cannot assure you that we will be able to develop any such vaccines, that, if we develop them, we will receive the necessary regulatory approvals to market them, or that, if we receive such regulatory approvals, we will be able to market and sell them profitably.

      WE ARE NOT CURRENTLY PROFITABLE AND MAY NEVER BECOME PROFITABLE THUS OUR AUDITORS HAVE ISSUED A "GOING CONCERN" OPINION TO THAT EFFECT

      We have a history of losses and expect to incur substantial losses and negative operating cash flow for the foreseeable future, and we may never achieve or maintain profitability. We incurred net losses of $3,080,740 for the fiscal year ended December 31, 2003 and $999,663 for the year ended December 31, 2002. Our accumulated deficits were $5,901,130 and $2,820,390 as of December 31, 2003 and December 31, 2002, respectively. We had stockholders' equity of ($781,470) and ($716,529) at December 31, 2003 and December 31, 2002,
respectively. Because of these facts, our auditors have issued a "Going Concern" opinion as to the future of our business. Even if we succeed in developing and commercializing one or more of our assays or vaccines, we expect to incur substantial losses for the foreseeable future and may never become profitable. Our failure to achieve or maintain profitability or cash flow could negatively impact the value of our common stock.

      WE WILL CONTINUE TO HAVE SIGNIFICANT CAPITAL NEEDS AND MAY NOT BE ABLE TO OBTAIN SUFFICIENT FUNDING THE RESULT OF WHICH MAY HINDER OUR ABILITY TO ACHIEVE THE GOALS SET FORTH IN OUR BUSINESS PLAN

      We currently have a limited source of funds with which to sustain our proposed operations. We believe that our current cash needs will be able to sustain our proposed operations for four to six months. Over the next 12 months, in order to have the capability of achieving our business plan, we believe that we will require at least $1,200,000 in additional funding. We will attempt to raise these funds by means of one or more private offerings of debt or equity securities or both. At this time, we have no commitments for additional capital funds. Moreover, depending on the development and activities of our business, and unforeseen and unanticipated events in our business, we may require additional funding over the next twelve to eighteen months to develop our business. This amount may exceed an additional $1,000,000 depending on cost involved in the further development and commercialization of our products. In such event, we may need immediate additional funding. Our capital requirements will depend on many factors including, but not limited to, the timing of further development of assays to detect the presence of infectious disease from the blood of live animals, our hiring of additional personnel, the applications for, and receipt of, regulatory approvals for any veterinary vaccines that we may develop, and other factors. Our inability to raise capital could impair our ability to implement our business plan and may ultimately force us to cease operations.

      In the event that we investigate and develop any products intended for human health applications, such as vaccines, our capital requirements will be even greater. Any such products, if we are able to develop them at all, are a number of years away from commercialization. Research and development of any such product candidates is lengthy and expensive. Our potential human health product candidates in particular will require substantial funding for us to complete pre-clinical studies and clinical trials and, if approved, for us to initiate, or to contract with others for, manufacturing, commercialization, marketing, and sales. If any such products that we may develop are not commercially successful, we may be forced to find additional sources of funding earlier than we anticipated. If we are not successful in obtaining additional funding on acceptable terms, we may be forced to significantly delay, limit, or eliminate one or more of our research, development, or commercialization programs.

      WE MAY NOT OBTAIN THE NECESSARY REGULATORY APPROVALS AFTER TENDERING AN APPLICATION TO COMMERCIALIZE OUR PRODUCTS AND SERVICES WHICH MAY IMPEDE ON OUR ABILITY TO MARKET OR SELL OUR PRODUCTS

      We will need approval from the USDA to produce, market, and sell any vaccines that we develop for preventing animal disease. Currently, we have no pending applications before the USDA or other agencies for approval. We cannot be sure that we will ever obtain regulatory clearance for vaccines that we develop, if any. Failure to obtain USDA approval of any of our candidate vaccines will severely undermine our business by reducing our number of salable products and, therefore, corresponding anticipated product revenues.

      In the event that we investigate and develop any products intended for human health applications, such as vaccines, those products will be subject to substantial regulatory review and approval processes prescribed by the United States Food and Drug Administration (the "FDA"). Before we can manufacture or sell any of such products, we would be required to demonstrate that the product candidates are safe for humans and effective for their intended uses. These demonstrations require significant research and animal tests, which are referred to as pre-clinical studies, as well as human tests, which are referred to as clinical trials. Satisfaction of the FDA's stringent regulatory requirements typically takes many years, depends upon the type, complexity, and novelty of the product candidate, and requires substantial financial and other resources for research, development, and testing. We cannot predict whether our research and clinical approaches will result in drugs or vaccines that the FDA may consider safe for humans and effective for indicated uses. We currently do not have the resources for conducting such research, development, and testing or for the preparation and submission of applications to the FDA. The FDA has substantial discretion in the drug approval process and may require us to conduct additional pre-clinical studies and/or clinical testing or to perform post-marketing studies. The approval process may also be delayed by changes in government regulation, future legislation, or administrative action or changes in FDA policy that occur prior to or during our regulatory review.

      WE HAVE NO EXPERIENCE IN MANUFACTURING VETERINARY OR HUMAN HEALTH CARE PRODUCTS, OR RESOURCES TO COMMENCE SUCH OPERATIONS, AND WE WILL RELY EXCLUSIVELY ON THIRD PARTIES TO MANUFACTURE ANY VACCINES THAT WE MAY DISCOVER OR INVENT

      We have no experience in drug formulation or manufacturing and do not intend to establish our own manufacturing facilities. We lack the resources and expertise to formulate or manufacture our own candidates for vaccine products that we may discover or invent. We currently have no contract for the manufacture of any potential products, and we cannot guarantee that we will be able to enter into any such contract. If any veterinary or human vaccine that we may discover or invent receives USDA or FDA approval, we will rely on one or more third-party contractors to manufacture, supply, and store the vaccine. Such manufacturers might be unable to formulate and manufacture our vaccines in the volume and of the quality required to meet our clinical needs and commercial needs, if any. Furthermore, we will not have control over third-party manufacturers' compliance with good manufacturing practices and other state and federal standards for formulation and manufacturing. If any third-party manufacturer makes improvements in the manufacturing process for our products, we may not own, or may have to share, the intellectual property rights to the innovation. We may be unable to identify manufacturers on acceptable terms or at all because the number of potential manufacturers is limited.

      WE DO NOT HAVE A SALES, MARKETING, OR DISTRIBUTION CAPABILITY AND NO EXPERIENCE IN THOSE AREAS THUS WE MAY NOT BE ABLE TO COMMERCIALIZE AND SELL OUR PRODUCTS

      We currently have no sales, marketing, or distribution capabilities. We do not anticipate having the resources in the foreseeable future to allocate to the sales and marketing of any test assays or vaccine products that we may develop. Our success will depend, in part, on our ability to either (i) enter into and maintain collaborative relationships with other parties for the marketing, sales, and distribution of products that we develop, if any, or (ii) hire and retain our own sales and marketing capabilities. We cannot give any assurances that we will be able to establish or maintain such collaborative arrangements, or, if we are able to do so, that our partners will have effective sales forces. To the extent that we decide not to, or are unable to, enter into collaborative arrangements with respect to the sales and marketing of its proposed products, significant capital expenditures, management resources and time will be required to establish and develop an in-house marketing and sales force with technical expertise. We are also unable to give any assurance that we will be able to develop in-house sales and distribution capabilities. To the extent that we depend on third parties for marketing and distribution, any revenues we receive will depend upon the efforts of such third parties, and we cannot give any assurance that such efforts will be successful

      MANY OF OUR COMPETITORS AND POTENTIAL COMPETITORS HAVE RESOURCES SUPERIOR TO OURS THIS MAY HINDER OUR ABILITY TO ENTER AND GAIN A SUBSTANTIAL PERCENTAGE OF THE MARKETPLACE

      Many of our competitors and potential competitors have significant competitive advantages over us. We will compete against large, integrated pharmaceutical companies that have superior financial, technical, personnel, and facilities resources to ours, established customer bases, and greater market presence and name recognition. As a result, we anticipate that these competitors and potential competitors will be able to raise capital at a lower cost than we will be able to, that they may be able to take advantage of acquisition and other opportunities, and devote greater resources to developing, marketing, and selling products than we will. In addition, their greater name recognition and established customer bases may require us to compete with them by lowering our prices for products and services in order to gain sales and customers. Finally, the financial advantages that these larger competitors and potential competitors hold may permit them to reduce their prices for an extended period of time if they so choose in order to obtain or retain customers.

Our test for Transmissible Spongiform Encephalopathies is a live blood test and such a test is not available in the market today. Our test is also high throughput and allows for results within a 24 hour time period. Our competitors have the ability to test animals only once slaughtered and results may take much longer than our test. There are numerous other companies which have post mortem tests for these diseases that may be considered competition. Such companies include Prionics AG, IDEXX Laboratories, Inc., Beckman Coulter, Inc., and Bio-Rad Laboratories, Inc. In the United States, the USDA uses an ELISA test, which is a post mortem test for these diseases as well. The ELISA test is very labor intensive and results usually take days to receive. We believe our live blood test has a distinctive advantage in the marketplace by having the ability to test animals before slaughter on an ongoing basis in order to assure that herds of animals are not infected. We also have the ability to test thousands of animals a day with results of all of the tests within 24-48 hours.

      We will also compete against smaller or startup companies that are working toward solutions that compete with our proposed solutions for developing diagnostic assays and vaccines. We anticipate that these smaller companies may enter into, or have entered into, collaborative arrangements with larger, integrated pharmaceutical companies for the development of such competing solutions. Such collaborative arrangement may result in the creation for the parties to those arrangements of many of the competitive advantages discussed above. Furthermore, the parties to such arrangements may be able to develop products or services that render our products and services obsolete.

      WE WILL DEPEND ON THE PROTECTION OF OUR INTELLECTUAL PROPERTY RIGHTS FOR OUR SUCCESS; WE CURRENTLY DO NOT HAVE PATENT PROTECTION ON ANY OF OUR TECHNOLOGY; PATENTS THAT WE OBTAIN, IF ANY, MAY NOT PROVIDE BROAD PROTECTION AGAINST COMPETITORS MAKING, USING, OR SELLING COMPETING TECHNOLOGY

      We do not own any patents on any of our technology and have not filed any applications for patents in any country. We have only recently engaged a patent law firm to assist us in the review of our technology, namely, PURIVAX(TM) and Gene Expression Assay (GEA TM) to determine whether it might be patentable. We cannot give any assurance that we will be able to file any patent applications or that, if we file one or more applications for patents, any patents will issue or that, if issued, the claims granted in any such patents will afford us adequate protection against competitors with similar technologies.

      Although a patent has a statutory presumption of validity in the United States, the issuance of a patent is not conclusive as to such validity or as to the enforceable scope of the claims of the patent. We cannot give any assurance that any patents that may be issued to or licensed by us will not be successfully challenged in the future. The validity or enforceability of a patent after its issuance by the patent office can be challenged in litigation. The cost of litigation to uphold the validity of patents and to prevent infringement is often substantial. If we are able to obtain one or more patents, and the validity of one or more of the claims contained in any such patent is successfully challenged,, third parties may then be able to use the invention covered by the patent without payment of license or royalty fees to us. We cannot give any assurance that patents issued to us, if any, will not be infringed or successfully avoided through design innovation.

      OUR TECHNOLOGY MAY CONFLICT WITH PATENTS HELD BY OTHERS WHICH MAY OBSTRUCT OUR ABILITY TO ENTER THE MARKETPLACE WITH OUR PRODUCTS

      Competitors, universities, and others may obtain or apply for patents for technologies that may compete with any technologies that we may develop. If such patents are obtained by others, the owners of those patents may allege that we infringe claims in those patents and may bring legal actions against us for damages or seeking to enjoin us from making, using, or selling allegedly infringing products. If such actions are successful, in addition to being required to pay damages, we may be required to obtain a license to make, use, or sell the products or to redesign, revise, or reconstruct our products. We cannot give any assurance that we would prevail in any such action or that any license required under any such patent would be made available on acceptable terms or at all. Failure to obtain a license could prevent us from making, using or selling our products or technology. Any litigation involving us could require dedication of substantial resources and could have a material adverse effect on our business, financial position and results of operations.

      OUR OTHER INTELLECTUAL PROPERTY MAY NOT BE ADEQUATE TO PROTECT US AGAINST COMPETITORS AND WE MAY HAVE TO RELY ON TRADE SECRETS OR UNPATENTED INTELLECTUAL PROPERTY WHICH COULD ADVERSELY AFFECT THE SALE OF OUR PRODUCTS

      In addition to any patents, patent applications, and licenses that we may obtain, we will also rely on unpatented technology and trade secrets. We cannot give any assurance that others will not independently develop substantially equivalent information and techniques or otherwise gain access to our technology or disclose such technology, or that we can meaningfully protect our rights in such unpatented technology and trade secrets. We currently have confidentiality or non-competition agreements with our employees, consultants, or independent contractors, and we have procedures for requiring that employees, independent contractors, or consultants sign confidentiality or non-competition agreements.

      WE ARE HIGHLY DEPENDENT ON THE SERVICES OF OUR KEY PERSONNEL FOR OUR POTENTIAL SUCCESS THE LOSS OF SUCH PERSONNEL MAY ADVERSELY AFFECT OUR BUSINESS

      We are highly dependent on our principal scientific and management staff, including Antonio Milici, M.D., Ph.D., Steven M. Grubner, and Tannya L. Irizarry. We do not have "key person" life insurance policies for any of our officers or key personnel.. The loss of the technical knowledge and management and industry expertise of any of our key personnel might significantly delay or prevent the achievement of our research, development or business objectives and could materially adversely affect our business, financial condition and results of operations. We are not aware of any present intention of any of these individuals to leave our company. We maintain employment agreements with Dr. Milici and our Chief Administrative Officer, Tannya L. Irizarry. We are currently negotiating with our Chief Financial Officer, Steven M. Grubner, in anticipation of executing an Employment Agreement.

      IF WE ARE UNABLE TO HIRE ADDITIONAL QUALIFIED PERSONNEL, WE MAY NOT BE ABLE TO ACHIEVE OUR BUSINESS PLAN

      We will need to hire additional qualified personnel with expertise in molecular genetics. We cannot be certain that our search for such personnel will be successful. Attracting and retaining qualified personnel will be critical to our success. Our success depends in large part on our ability to attract and retain qualified scientific and management personnel such as these individuals. We expect that our potential expansion into areas and activities requiring additional expertise, such as clinical trials, governmental approvals, contract manufacturing and sales and marketing, will place additional requirements on our management, operational and financial resources. We expect these demands will require us to hire additional management and scientific personnel and will require our existing management personnel to develop additional expertise. We face intense competition for personnel. The failure to attract and retain personnel or to develop such expertise could delay or halt the research, development and commercialization of our product candidates and materially adversely affect our prospects for success.

      CURRENT LITIGATION INVOLVING THE COMPANY COULD RESULT IN ADDITIONAL EXPENSES TO THE COMPANY NOT OTHERWISE PROVIDED FOR IN IT'S FINANCIAL STATEMENTS AND LIMIT OUR ABILITY TO OPERATE THE COMPANY IN THE FUTURE

On or about July 23, 2004, Sisu Media sued the company for breach of an alleged contract for website services for which the plaintiff seeks compensatory damages equal to the contract price or the reasonable value of services it claims to have performed. Plaintiff seeks approximately $60,000.00 plus the value of 14,706 shares of common stock in the company, plus costs, interest, attorney's fees in amounts to be determined at trial. The company believes that the plaintiff's claims have no merit and will defend the claims. The company has filed its answer denying the claims and has asserted a counterclaim that Sisu Media aided and abetted a breach of fiduciary duty by a third party, Gary Langstaff, with damages to be determined at trial. Trial has not yet been scheduled.

On or about August 5, 2004, Gary Langstaff, Nick Wollner and Springloose.com, LLC sued the company to gain access to corporate records and seeking an accounting, a declaratory judgment determining their status as shareholders, and alleging unpaid wages owed to Mr. Langstaff and Mr. Wollner as employees in the amounts of $60,000.00 and $18,000.00 respectively, plus costs, interest, expert fees and attorney's fees in amounts to be determined at trial. The company has not yet filed its response to the complaint, however, the company believes the claims have no merit and will defend the claims, and assert appropriate counterclaims where necessary.

      WE MAY INCUR SUBSTANTIAL LIABILITY AS A RESULT OF PRODUCT LIABILITY
LAWSUITS

      Our business will expose us to potential product liability risks which are inherent in the testing, manufacturing, marketing and sale of animal and human vaccine and diagnostic and therapeutic products, and we cannot provide any assurance that we will be able to avoid significant product liability exposure. Product liability insurance for the biopharmaceutical industry is generally expensive, if available at all. We have not obtained any product liability insurance coverage. It is likely that any license or collaborative agreements that we may enter into in the future may include a requirement that we obtain liability insurance covering our collaborative partner or licensor or licensee, as the case may be. We cannot provide any assurance that we will be able to obtain adequate insurance coverage in sufficient amounts or at a reasonable cost, or that a product liability claim or recall would not have a material adverse effect on us.

      WE ARE CONTROLLED BY OUR OFFICERS, DIRECTORS, AND PRINCIPAL SHAREHOLDERS THEREBY LIMITING A SHAREHOLDERS ABILITY TO VOTE FOR NEW DIRECTORS AND OFFICERS AT SUBSEQUENT ELECTIONS

      Our directors, executive officers and principal shareholder beneficially own approximately 64.00 percent of our outstanding common stock. Accordingly, these persons and their respective affiliates will have the ability to exert substantial influence over the election of our Board of Directors and the outcome of matters submitted to our shareholders. Currently, there are 18,049,705 shares outstanding of which 1,544,367 are freely tradable and 16,505,338 are subject to Rule 144. Being that our directors, executive officers and principal shareholders own approximately 64.00 percent of our outstanding common stock, the market price for our common stock may be influenced by the future sale of the stock once it becomes freely tradable.

      Our Bylaws Provide Final Authority To Our Chairman Thereby Effectively Preventing A Change In Control Of Management And Limiting A Shareholder's Ability To Vote For New Management

      In addition, our Bylaws provide that our Chairman of the Board has the final authority to approve and ratify all the decisions and resolutions adopted by the board of directors. He may exercise power of veto on any decision adopted by the board of directors. This provision could prevent any change in control in management and reads as follows:" The chairman of the board of directors shall have the final authority to approves and ratify all the decisions and resolutions adopted by the board of directors. He may exercise power of veto on any decision adopted by the board of directors."

RISKS RELATED TO OUR STOCK

      OUR COMMON STOCK OFFERED BY THIS PROSPECTUS IS A "PENNY STOCK." PENNY STOCK RULES MAY LIMIT YOUR ABILITY TO SELL ANY SHARES OF OUR COMMON STOCK THAT YOU ACQUIRE

      Our common stock is a "penny stock." A "penny stock" is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Penny stocks in development stage companies are among the riskiest equity investments. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the Securities and Exchange Commission. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser's written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there is less trading activity in penny stock and you are likely to have difficulty selling your shares of our stock.

      OUR COMMON STOCK HAS EXPERIENCED A HIGH DEGREE OF VOLATILITY IN PRICE AND VOLUME AND MAY EXPERIENCE THE SAME IN THE FUTURE

The market price for our common stock in the past two years has experienced a high degree of volatility both in price and volume. The stock has a two year low of $0.35 and a two year high of $4.39. Because of this, you may experience the same volatility in the future. One of the causes for the volatility in our stock was the first case of Mad Cow disease in the United States in December of 2003. Because of our extensive research into Transmissible Spongiform Encephalopathy, the scientific name for the family of diseases in which Mad Cow disease is a part of, our common stock experienced an influx of attention from investors at this time. You may or may not experience similar volatility in the future.

      YOU MAY EXPERIENCE DILUTION IN YOUR OWNERSHIP OF SHARES OF OUR COMMON
STOCK

      Since we completed the reverse merger with Hand Brand Distribution, Inc., we have financed our operations, in large part, by issuing promissory notes convertible into our common stock. The prices at which the principal and interest of the convertible promissory notes are convertible into shares of common stock are less than the then-current bid price of our common stock. Sales of shares of our common stock at prices less than prevailing bid prices has had a dilutive effect on the owners of our common stock immediately prior to such sales or conversions. To the extent we continue to issue shares of our common stock at prices less than the then-current bid prices, existing owners of common stock will continue to suffer dilution of their share ownership. For the foreseeable future, we do not anticipate being able to issue shares of our common stock at prices equal, or substantially equal to, their bid prices at the time of such sales. Furthermore, sales of shares at prices less than the prevailing bid price of our common stock can be expected to result in downward pressure on our stock price.

      On June 23, 2004, we entered into a Placement Agent Agreement with InvestLinc Securities, LLC, a registered broker-dealer ("InvestLinc"), pursuant to which InvestLinc has agreed to use its best efforts to sell, on our behalf, up to $2,500,000 in shares of our common stock . The Company proposes to offer and sell exclusively up to $2.5 million in shares, plus the Over-Allotment, (the "Offering") of its common stock, $0.01 par value per share (the "Securities") in a registered offering on Form SB-2 under the Securities Act of 1933, as amended (the "Act"). The shares may be sold to potential purchasers at a price equal to a 20% discount to the current market price of the shares at the date the underlying Registration Statement for the shares is deemed effective by the Securities and Exchange Commission.

      If all of those shares are sold at $1.00 per share, you would experience a dilution of 12.17% of your purchase price for the shares that you purchase. If all of those shares are sold at $1.50 per share, the price of the shares as of October 22, 2004, you would experience a dilution of 8.45% of your purchase price for the shares that you purchase. If all of those shares are sold at $2.00 per share, you would experience a dilution of 6.48 % of your purchase price for the shares that you purchase. We calculated the dilution as follows: If $2,500,000 were sold at $1.50, an additional 1,666,666 shares would be issued and outstanding. We added these shares to the current amount outstanding of 18,049,705 for a total of 19,716,371. We divided the additional 1,666,666 by the new total of 19,716,371 to get a dilution percentage of 8.45%. We did this same calculation for the other two example prices and received the above percentages.

      We Have Never Paid Dividends On Our Common Stock, And We Do Not Anticipate Paying Dividends For The Foreseeable Future Therefore Returns On Your Investment May Only Be Seen By The Appreciation Of The Value In Our Securities

      We have never paid dividends on our capital stock and do not anticipate paying any dividends for the foreseeable future. We intend to retain earnings, if any, for use in the operation of our business and to fund future growth. Because of this, investors may only see a return on their investment if the value of the shares owned appreciates.

                                    DILUTION

On June 23, 2004, we entered into a Placement Agent Agreement with InvestLinc Securities, LLC, a registered broker-dealer ("InvestLinc"), pursuant to which InvestLinc has agreed to use its best efforts to sell, on our behalf, up to $2,500,000 in shares of our common stock . The Company proposes to offer and sell exclusively up to $2.5 million in shares, plus the Over-Allotment, (the "Offering") of its common stock, $0.01 par value per share (the "Securities") in a registered offering on Form SB-2 under the Securities Act of 1933, as amended (the "Act"). All Securities are offered subject to the right of the Company to reject any subscription for Securities in whole or in part for any reason whatsoever or to sell to any prospective investor less than the number of Securities subscribed for by such prospective investor and subject to certain other conditions.

The Company has determined to use the services of the Placement Agent as its exclusive agent to solicit subscriptions for the Securities in the Offering on a "best efforts" basis as set forth in Section 3 (b), for as long as the Offering continues or until the time period set forth in Section 4(b) expires, whichever first occurs. The Placement Agent hereby agrees to act in such capacity and to use its best efforts to find purchasers for the Securities in accordance with the terms and conditions of this Agreement. Placement Agent may engage other duly licensed agents to perform some or all of the Placement Agent's duties hereunder ("Placement Agent Syndicate Members"). In such event, all arrangements as to compensation of other such Placement Agent Syndicate Members shall be determined by Placement Agent and shall be chargeable against the compensation due to Placement Agent from the Company. The Company shall be advised of and shall have the right to approve any other Placement Agent Syndicate Members.
 If all of those shares are sold at $1.00 per share, you would experience a dilution of 12.17% of your purchase price for the shares that you purchase. If all of those shares are sold at $1.50 per share, you would experience a dilution of 8.45% of your purchase price for the shares that you purchase. If all of those shares are sold at $2.00 per share, you would experience a dilution of 6.48% of your purchase price for the shares that you purchase. We calculated the dilution as follows: If $2,500,000 were sold at $1.50, an additional 1,666,666 shares would be issued and outstanding. We added these shares to the current amount outstanding of 18,049,705 for a total of 19,716,371. We divided the additional 1,666,666 by the new total of 19,716,371 to get a dilution percentage of 8.45%. We did this same calculation for the other two example prices and received the above percentages.

                    NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Sections of this Prospectus, including the Management's Discussion and Analysis or Plan of Operation, contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Forward-looking statements involve assumptions and describe our plans, strategies, and expectations. You can generally identify a forward-looking statement by words such as "may," "will," "should," "would," could," "plan," "goal," "potential," "expect," "anticipate," "estimate," "believe," "intend," "project," and similar words and variations thereof. This prospectus contains forward-looking statements that address, among other things,

     o   our financing plans,

     o   regulatory environments in which we operate or plan to operate, and

     o trends affecting our financial condition or results of operations, the impact of competition, the start-up of certain operations and acquisition opportunities.

         Factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements ("Cautionary Statements") include, among others,

     o   our ability to raise capital,

     o our ability to execute our business strategy in a very competitive environment,

     o   our degree of financial leverage,

     o   risks relating to rapidly developing technology,

     o   regulatory considerations;

     o   risks related to international economies,

     o risks related to market acceptance and demand for our products and services,

     o   the impact of competitive products, services, and pricing, and

     o   other risks referenced from time to time in our SEC filings.

      All subsequent written and oral forward-looking statements attributable to us, or anyone acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      You should read the following discussion of our results and plan of operation in conjunction with the consolidated financial statements and the notes thereto appearing elsewhere in this prospectus. Statements in this Management's Discussion and Analysis or Plan of Operation that are not statements of historical or current objective fact are "forward-looking statements."

OVERVIEW

      We are engaged primarily in research and development activities. We have not generated significant operating revenues, and as of December 31, 2003, we had incurred a cumulative net loss from inception of $4,785,076. Our ability to generate substantial operating revenue will depend on our ability to develop and obtain approval for molecular assays and developing therapeutic vaccines for the detection and prevention of food contaminating pathogens, veterinary diseases, and diseases affecting human health.

      Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in their report on our consolidated financial statements for the fiscal year ended December 31, 2003. For the years ended December 31, 2003 and 2002, our operating losses were $3,080,740 and $999,663 respectively. Our current liabilities exceeded current assets by $781,470 and $716,529 for the years ended December 31, 2003 and 2002, respectively. Currently, we have no revenues generated from operations, and, as of December 31, 2003 we have an accumulated deficit of $5,901,130.

      We will require significant additional funding in order to achieve our business plan. Specifically, we will need to increase our marketing plans to the dairy cattle industry as a result of the acquisition of VDx. We will need to hire additional scientists and technical personnel to meet the anticipated demand of our tests by the dairy industry. Over the next 12 months, in order to have the capability of achieving our business plan, we believe that we will require at least $1,200,000. We do not expect any significant infrastructure changes during this time period or any off-balance sheet arrangements that will have any current or future effect on the Company's financial condition. We cannot give any assurance that we will be able to secure such financing, and if the financing is secured, we can give no assurance that we can achieve the goals laid out in our business plan.

Table of Contractual Obligations

       Contractual                 Payments due by period
       ------------                ----------------------
       obligations
       ------------            Less                        More
                               than 1             3-5      than 5
                       Total   year   1-3 years   years    years
                     --------  -----  --------    -----    ------
   [Long-Term Debt      0       0       0          0        0
   Obligations]
   [Capital Lease      $48,715  $715    $48,000    0        0
   Obligations]
   [Operating Lease     0       0       0          0        0
   Obligations]
   [Purchase            0       0       0          0        0
   Obligations]
   [Other Long-Term
   Liabilities
   Reflected on the
   Registrant's         0       0       0          0        0
   Balance Sheet under
   GAAP]
                  Total $48,715 $715    $48,000    0        0
                      --------  -----   --------  -----    ------

      We will require significant additional funding in order to achieve our business plan. Over the next 12 months, in order to have the capability of achieving our business plan, we believe that we will require at least $1,200,000. We cannot give any assurance that we will be able to secure such financing, and if the financing is secured, we can give no assurance that we can achieve the goals laid out in our business plan.

THREE-MONTH PERIOD ENDING JUNE 30, 2004 COMPARED TO THREE-MONTH PERIOD ENDING JUNE 30, 2003

      RESULTS OF OPERATIONS

      Gross profits for the three-month period ended June 30, 2004 were $0.00 compared to $11,953 for the same period last year. In 2003, we received a one-time contract for research work that was reflected in income. The above status is due to the research and development stage the company is in at the present time. The Company still files its financial statements as a Development Stage Company.

      Personnel (salaries) decreased from $74,220 for the prior three month period ending June 30, 2003 to $42,428 for the three month period ending June 30, 2004. The resultant drop in salaries is due to the CEO and CAO foregoing their salaries during this quarter due to cash constraints. There is a $13,805,732 in the expense category due to an accounting entry for a beneficial conversion as reflected in the financial statements to the Chief Executive Officer resulting from completion of the reverse merger with Hand Brand Distribution, Inc. Professional expenses (consulting and professional fees) comparing the three month period ending June 30, 2003, to the three month period ending June 30, 2004, expenses increased substantially from $182,619 to 529,610. This increase is due to accounting for the beneficial conversion feature of issuance of restricted stock in lieu of cash to the consultants.

FISCAL YEAR ENDING DECEMBER 31, 2003 COMPARED TO FISCAL YEAR ENDING DECEMBER 31, 2002

      RESULTS OF OPERATIONS

      Personnel and professional expenses (consulting and professional fees and salaries) increased from $567,111 for the prior fiscal year ending December 31, 2002 to $890,829 for the year ending December 31, 2003. Comparing the year ended December 31, 2002 to the year ended December 31, 2003, expenses grew substantially from $959,729 to $2,698,284. Most of this increase relates to the development of our management team, as well as professional, legal fees, and consulting fees incurred as part of the acquisition and preparation of our periodic and other filings with the Securities and Exchange Commission.

      We recorded a net loss of $3,080,740 for the year ended December 31, 2003 compared to $999,663 for the year ended December 31, 2002.

      LIQUIDITY AND CAPITAL RESOURCES

      We had a cash balance of $-0- as of December 31, 2003and a cash balance of $15,740 as of June 30, 2004. Since we completed the reverse merger with Hand Brand Distribution, Inc., we have financed our operations, in large part, by private placements of our common stock and promissory notes convertible into our common stock. We have raised an aggregate of $1,263,900 through such sales.

      We will require significant additional funding in order to achieve our business plan. Over the next 12 months, in order to have the capability of achieving our business plan, we believe that we will require at least $1,200,000. We will attempt to raise these funds by means of one or more private offerings of debt or equity securities or both. We have raised an aggregate of approximately $1,166,000, through the issuance of promissory notes convertible to our common stock to certain individuals in 2003 and 2004. As of the date of this Prospectus, the $1,149,000 has been converted into shares of our common stock. Those shares are included in the shares being offered pursuant to this prospectus. We cannot give any assurance that we will be able to secure the financing that we believe is necessary to implement our business plan, and if the financing is secured, we can give no assurance that we can achieve the goals laid out in our business plan. As of the date of this prospectus, we do not have any firm commitments from any investors for any additional funding.

      Our longer-term working capital and capital requirements will depend upon numerous factors, including revenue and profit generation, pre-clinical studies and clinical trials, the timing and cost of obtaining regulatory approvals, the cost of filing, prosecuting, defending, and enforcing patent claims and other intellectual property rights, competing technological and market developments, collaborative arrangements. Additional capital will be required in order to attain such goals. Such additional funds may not become available on acceptable terms and we cannot give any assurance that any additional funding that we do obtain will be sufficient to meet our needs in the long term.

      CONVERTIBLE NOTES

      To relieve our cash flow crisis, we have issued convertible promissory notes, in the aggregate principal amount of $1,263,900, to certain individuals. On the date of execution, each note carried a conversion right for an amount lower than current market price at that date. Our auditors advised the Company to reflect this $1,178,107 beneficial conversion on both the Stockholders Equity and Cash Flow statements as filed in our March 2004 10QSB.



      On December 12, 2002, we issued a convertible promissory note bearing interest at the rate of 8% per annum in the principal amount of $50,000 to Fidra Holdings, Ltd. with a maturity date 180 days after issuance. The holder of the note is entitled to convert the principal amount of the note at the rate of $.50 per share.The closing price of the stock on this date was $1.16 per share. This note was assigned to The Regency Group on October 13, 2004 and converted into 100,000 shares.

      On December 24, 2002, we issued a convertible promissory note bearing interest at the rate of 8% per annum in the principal amount of $10,000 to Jerry
A. Ulvestad due 180 days after issuance. The holder of the note is entitled to convert the principal amount of the note at the rate of $.50 per share. The closing price of the stock on this date was $1.40 per share. As of June 30, 2004, that note has been converted into 20,000 shares.

      On December 27, 2002, we issued a convertible promissory note bearing interest at the rate of 8% per annum in the principal amount of $1,000 to Michael Abbondanza due 180 days after issuance. The holder of the note is entitled to convert the principal amount of the note at the rate of $.50 per share. The closing price of the stock on this date was $1.40 per share. As of June 30,2004, that note has been converted into 2,000 shares.

      On January 12, 2003,we issued a convertible promissory note bearing interest at the rate of 8% per annum in the principal amount of $120,000 to John Taggart. The holder of the note is entitled to convert the principal amount of the note at the rate of $0.50 per share.The closing price of the stock on this date was $1.20 per share. An aggregate amount of $36,900 was raised under this note and the remaining $83,100 was cancelled under the note and recast as a $36,900 note with a maturity date of 180 days after issuance. . This is the total amount of shares available for conversion by Mr. Taggart. The value of the shares at time of conversion was $60,000.Mr. Taggart received two certificates of 40,000 shares each with restrictive legends. All parties signed Mutual Settlement agreements. The agreement is attached as an exhibit.

      On May 16, 2003,we issued a convertible promissory note bearing interest at the rate of 8% per annum in the principal amount of $60,000 to Richard Reinisch due 180 days after issuance. The holder of the note is entitled to convert the principal amount of the note at the rate of $0.25 per share.The closing price of the stock on this date was $1.10 per share. As of March 31, 2004, the note was converted into 240,000 shares of common stock. These shares are included in this offering.

      Between May 17, 2003 and September 19, 2003, we issued convertible promissory notes bearing interest at the rate of 8% per annum in the aggregate principal amount of $215,000 to L&B Charitable Trust, Edward and Mary Coyne, Edward B. Coyne, Christopher Ferry, Dimitrios I. Gountis, George Mastrokostas, Nikolaos Tripodis, Melvin Wentz, William Rozakis, Tom and Sunny Garrett, and Michael Mueller due 180 days after issuance. The holders of the Notes are entitled to convert the principal amount of the notes at the rate of $0.50 per share. The closing price of the stock on the execution date of June 15, 2003 for L&B Charitable Trust, Edward and Mary Coyne, Edward B. Coyne, and Christopher Ferry was $1.10 per share. The closing price on the execution date of September 7, 2003 for Dimitrios I. Gountis, George Mastrokostas, Nikolaos Tripodis, Melvin Wentz, William Rozakis, Tom and Sunny Garrett, and Michael Mueller was $1.30 per share.As of March 31, 2004, the notes have been converted into 436,926 shares of common stock which included $3,463 interest also convertible at $0.50 per share. These shares are included in this offering.

      Between October 2003 and February 2004,we issued 2 separate convertible promissory notes bearing interest at the rate of 8% per annum in the aggregate amount of $745,000 to those shareholders denoted with an asterisk in the Selling Shareholders table, Kim Koratsky, and Ralli Mottar with a maturity date of one year from the date of their issuance. The holder of the notes are entitled to convert the principal amount of the note at the rate of $1.00 per share. The closing prices of the stock for these note execution dates ranged from $1.70 per share to $4.25 per share.



NAMES                                                           DATE NOTE SIGNED  CLOSING PRICE
---------------------------------------------------------------------------------------------------------------------
American Physicians Assurance Corp./Frank Freud, CFO              12/18/2003      $     1.70
Larry Cahill                                                      12/31/2003      $     3.06
Roy L. Splansky                                                     1/6/2004      $     3.44
Mark Novaski and Susan M. Novaski, Trustees                         1/7/2004      $     3.30
Michael B. Anastasio                                                1/7/2004      $     3.30
Brian D. Goelz                                                      1/8/2004      $     3.20
D. Lynn  Boucher                                                    1/8/2004      $     3.20
Howard S. Horwitz                                                   1/8/2004      $     3.20
Mark A. Levy                                                        1/8/2004      $     1.08
William B. Carter, Jr                                               1/9/2004      $     3.80
Michael G. Herlehy                                                 1/13/2004      $     3.67
Hoadley, Daniel M. & Jadwiga A                                     1/22/2004      $     4.25
Hyatt Johnson Capital L.L.C./Jay D. Johnson, Manging Partner       1/22/2004      $     4.25
Randy Grudzinski                                                    2/2/2004      $     3.80


      As of February 27, 2004, $728,000 in principal amount of the notes have been converted into 728,000 shares of common stock, $17,000 in principal amount of these notes still remains outstanding. The notes of Mr. Koratsky and Mr. Mottar were assigned to Mark Kengott on October 6, 2004 and converted into 17,000 shares. The closing price at the original execution date of Mr. Koratsky's and Mr. Mottar's notes was $3.20.

      On May 20 2004 , we issued an aggregate of $98,000 in principal amount of promissory notes in a private offering to Mark Kengott, I.Thomas and Barbara G. Uskup, and Donald and Joyce Guillaume . The notes bear interest at the rate of 6% per annum and mature 6 months after their date of issuance. The holders of these notes are entitled to convert the principal amount of the notes to shares of our common stock at the rate of $1.00 per share.The closing price of the stock on this date was $1.51 per share. As of June 18, 2004, the principal amount of all of these notes was converted into 98,000 shares of our common stock. Those shares are included in this offering.

      On June 23 2004 , we issued a promissory note in the principal amount of $25,000 in a private offering to Monte B. Tobin. The note bears interest at the rate of 6% per annum and matures 6 months after its date of issuance. The holder of this note is entitled to convert the principal amount of the note to shares of our common stock at the rate of $0.75 per share.The closing price of the stock on this date was $1.00 per share. As of June 25, 2004, all $25,000 in principal amount this note was converted into 33,333 shares of our common stock. Those shares are included in this offering.

      On August 5 2004 , we issued a promissory note in the principal amount of $23,000 in a private offering to Mark Herzog, John Marx, Cyndi Ralph, Marvin Newton, and Ralph Lueders . The note bears interest at the rate of 6% per annum and matures 6 months after its date of issuance. The holder of this note is entitled to convert the principal amount of the note to shares of our common stock at the rate of $1.00 per share.The closing price of the stock on this date was $1.08 per share. As of August 15, 2004, all $23,000 in principal amount this note was converted into 23,000 shares of our common stock. Those shares are included in this offering.

      RESEARCH AND DEVELOPMENT

      We anticipate that R&D will be the source for both assay development and vaccine design/development. If we are able to develop assays for different diseases, we intend to formalize the procedure into a commercial application through a series of laboratories to be owned and operated by GeneThera. To date, we have introduced our diagnostic solution for Chronic Wasting Disease and Mad Cow Disease on a very limited basis. We anticipate that R&D will be ongoing during the life of the Company, as this is the source for new products to be introduced to the market. Our plan is to seek new innovations in the biotechnology field. We cannot assure you that we will be successful in developing or validating any new assays or, if we are successful in developing and validating any such assays, that we can successfully commercialize them or earn profits from sales of those assays. Furthermore, we cannot assure you that we will be able to design, develop, or successfully commercialize any vaccines as a result of our research and development efforts.

      COMMERCIAL DIAGNOSTIC TESTING

      In the event that we are able to develop assays for the detection of diseases in animals, we intend to establish a series of diagnostic testing laboratories geographically proximate to the primary sources of individual diseases and/or according to specific available operating efficiencies. The specific number of labs to be built and operated will be based on assay demand (demand facilitated by the number of specific disease assays GeneThera develops), our ability to obtain the capital to build the labs, and our ability to successfully manage them from our principal office. As of the date of this prospectus, we do not have specific plans to establish any given number of diagnostic testing laboratories. In addition, we currently do not have sufficient capital to establish any such laboratories. WE cannot provide any assurances that we would be able to raise the capital necessary to build any such laboratories or, if we can build them, that they can be operated at a profit.

      LICENSING

      Through our third division, Licensing, we intend to manage the marketing and sale of the vaccines developed by GeneThera's Research & Development division. As GeneThera does not intend to be a vaccine manufacturer, we plan to use our Licensing division to license the technology related to any vaccines that may be developed and to manage the revenue potential available from the successful development and validation of specific vaccines. We cannot provide any assurance that we will develop any vaccines or that, if they are developed, we will be able to license them successfully or that any such license will produce significant revenues.

      R&D SERVICES

      Molecular, Cellular, Viral Biology Research, and Consulting Services. We intend to provide independent research services to scientists in academia, the pharmaceutical industry, and the biotechnology industry. Primarily, GeneThera's expertise focuses on technology relevant to animal and human immunotherapy. These services are backed by the cumulative experiences of greater than 50 years of research and development in both government and industry by GeneThera's senior scientists. The non-executive employee that makes a significant contribution to our research and development services is Henry Wei. GeneThera intends to develop a commercial-scale implementation of Adenovector Purification Process to support R&D material production. Furthermore, GeneThera intends to evaluate and test commercially available expression vectors and incorporate them into its vector repertoire. These technologies are well established within the repertoire of GeneThera's scientific staff. We cannot provide any assurance, however, that we will be able to successfully offer these services or that, if offered, we can provide them profitably.

         Research & Development Services:

                  Molecular Biology:

              o   Synthetic cDNA Construction

              o   Prokaryotic Expression Vector Construction & Development

              o   E.  coli Expression Strain Evaluation

              o   Pilot Scale Fermentation

              o   Mammalian Expression Vector Construction & Development

              o   Baculovirus Expression

              o   Protein Isolation

              o Protein Engineering: Complement Determining Region Conjugated Proteins

              o   Monoclonal Antibody Production Chimerization & Humanization

              o   Vector design for Prokaryotic Expression of Antibody Fragments
                 (Fab) and Single Chain Antibody (ScFv)

              o   Pilot Scale-up Development

              o   Process Purification & Characterization

              o Assay Development & Quality Control Pharmaceutical Dosage and Formulation

                 Molecular Biology Potential Agreement Structure

"Molecular Biology Potential Agreement Structure" means the different stages or options available to a potential customer interested in developing a gene/protein expression system for research purposes.

Stage I

cDNA Construction & Expression Vector Development Stage A specific gene sequence is cloned in an expression vector and screened by restriction enzyme analysis

Stage II

The expession vector is grown into bacteria and the protein produced is purified by chromatography techniques

Stage III

Assay for the protein stability and activity:
Protein activity is determined by testing the recombinant protein using a specific stabilizing buffer. The recombinant protein is tested against a substrate. The substrate is the target protein that is deactivated by the recombinant protein.

Stage IV

Quantitation of protein yield per each cell line used for protein expression. Each type of cell line responds differently to each recombinant protein. Therefore, various cell lines that express each recombinant protein is tested to determine the recombinant protein yield. Cell lines that express the highest quantity of a specific recombinant protein are then used for large-scale recombinant protein production.

Stage V

Experimental animal model development for determination of proper biological active concentration and stability and determination of proper storage. A typical animal model is a mouse model. Mice are divided into 2 groups: 1) normal control and 2) mice injected with different concentrations of recombinant protein. The biological activity is determined by immunological assays such as an ELISA test or Western blot analysis.

      Gene Therapy Testing Services. GeneThera offers GLP testing programs for somatic cell, viral and naked DNA-based gene therapies. Our scientists have over eight years experience in providing fully integrated bio-safety testing programs for the cell and gene therapy fields and have supported a number of successful BLA and IND applications. To date, the Company has not generated any revenues with regard to these services, and there is no assurance that we will generate any revenues from such services.

      Replication-Competent Viral Vector Testing. Sensitive in vitro cell culture assays are used to detect replication-competent retroviruses or adenoviruses. GeneThera can work with clients to provide custom replication-competent virus detection assays for the particular vector construct.

      Complete Somatic Cell and Viral Vector Packaging and Producer Cell Line Characterization. GeneThera offers all of the assays mandated by regulatory authorities worldwide for the bio-safety analysis and characterization of cells and cell lines used in gene therapy products.

      Vector Stock Characterization. Custom purity and potency testing is available for gene therapy viral ector stocks.

      Vector Purification Process Validation for Viral Clearance. Most biopharmaceuticals require viral clearance studies to validate the removal of potential contaminants, such as those from bovine components or from helper viruses (adenovirus in AAV production). GeneThera can provide custom design and performance of viral studies for various vector purification processes.

      Custom Bio-safety Testing Programs for Somatic Cell, Ex Vivo Cell, and Tissue Therapies. GeneThera can guide our clients through the unique process of designing and implementing a bio-safety testing program that meets the needs of each specific project.

      GeneThera is currently seeking contracts for these services. There is no assurance that any contracts will be signed or that the company will generate significant revenues or profits from any such contracts.

      BUSINESS MODEL

      Summary. GeneThera's animal disease assay development business is based on its Integrated Technology Platform (ITP) that combines a proprietary diagnostic solution called Gene Expression Assay (GEA(TM)) with PURIVAX(TM), its system for analyzing large-scale DNA sequencing. The first part of this platform is the ongoing development of molecular diagnostic assays solutions using real time Fluorogenic Polymerase Chain Reaction (F-PCR) technology to detect the presence of infectious disease from the blood of live animals. The second part of the ITP is the development of therapeutic vaccines using RNA interference technology. It also allows for the efficient, effective, and continuous testing, management and treatment of animal populations. These facts distinguish the technology from any alternative testing and management methodology available to agriculture today -- all of which require the destruction of individual animals and even entire herds. Our testing and data analysis processes also allow us not only to separate infected from clean animals, but also to gain knowledge vital to development of preventative vaccines.

      Each individual assay utilizes the proprietary Field Collection System
(FCS) for the collection and transportation of blood samples to GeneThera's laboratory. The FCS allows GeneThera to maintain the integrity of each sample by the addition of specific reagents to test tubes contained in the system. GeneThera's FCS is designed to be an easy-to-use method of gathering blood samples from harvested or domesticated animals. It ensures consistency of samples as well as increased assurance of each sample's integrity.

      To date, GeneThera has successfully developed the ability to detect Chronic Wasting Disease, a disease affecting elk and deer in North America. The release of commercialized Field Collection Systems and laboratory diagnostic testing occurred in October of 2003. GeneThera has also successfully developed an assay for the detection of Mad Cow Disease, a disease recently found in the United States, but which has been in Europe for many years. The Field Collection Systems are available for purchase from the Company. Chronic Wasting Disease and Mad Cow Disease are both in the family of diseases called Transmissible Spongiform Encephalopathy (TSE). Diagnostic assays for E.coli O157:H7 and Johnne's Disease are in the final stages of development.

      The Company, through GeneThera, is also developing vaccines for Chronic Wasting Disease and E.coli O157:H7. The Company will need the approval of the USDA before the vaccines can be manufactured or sold. The approval process for animal vaccines is time-consuming and expensive. We anticipate that such approval, if it is obtained, may require more than $5 million and may require more than two years for each vaccine for which approval is sought. Currently we do not have the capital necessary to seek approval of any of our candidate vaccines, and we cannot provide any assurance that we will be able to raise the capital necessary for such approval on terms that are acceptable to us, if at all. In addition, even if we are successful in raising the capital necessary to seek approval of any vaccine, there are no assurances that such an approval will be granted, or if granted, whether we will be able to produce and sell such vaccines following such an approval in commercial quantities or to make a profit from such production and sales.

      Though the Company had commercialized product in late 2003, we have derived no revenues to date in 2004 from the sale of this product. In 2003, we recorded revenues from our subsidiary Family Health News up until divesture of the subsidiary on October 1, 2003. After October 1, 2003, no revenues from Family Health News were recorded as income by GeneThera.

      Integrated Technology Platform (ITP)

      GeneThera's integrated technology platform is the foundation for "fast-track" rDNA vaccine development. At the present stage we are working on the development of a recombinant DNA vaccine for transmissible spongiform encephalopathy (TSE) and Johnnes disease. Transmissible Spongiform Encephalopathies (TSE) is a group of invariably fatal neurodegenerative diseases that include Scrapie in sheep, Bovine Spongiform Encephalopathy (BSE) in cattle, Chronic Wasting Disease (CWD) in elk and deer, and Kuru Disease and variant Creutzfeld-Jacob disease( vGCD) in humans. The pathological effects of the disease occur predominantly in the CNS (central nervous system) where the predominant hallmark is accumulation of an abnormally folded isoform of the prion protein (PrPsc). Johnne's disease is a chronic debilitating infectious disease of ruminants, characterized by weight loss and, particularly in cattle, by profuse diarrhea. The casual agent is a bacterium, Mycobacterium avium subspecies paratubercolosis. Infected animals may show no sign of the disease until years after the initial infection. Johnne's is a slow, progressive disease with worldwide distribution. Both vaccine developments are in the "in Vitro" stage. We expect to initiate experimental animal studies for Johnnes in the next 2-3 months. A longer time frame (6-8 months) will be needed to initiate experimental animal studies for TSE. ITP is the assembly of GEA TM and PURIVAX TM rAD and rAAV systems. This integrated technology platform yields fast-track vaccine development. Leveraging its ITP, GeneThera believes that it can develop a prototype vaccine within 4 to 6 months versus the current standard of 18 to
24. The cost to bring these vaccines to market is $2-5 Million from start to finish. There is no assurance that we will be able to raise the capital necessary to bring a vaccine to market and if the capital is raised, that we will be able to overcome the government regulations involved in bringing such a product to market. The GEA TM applied modular unit system utilizes robotics and is based on nucleic acid extraction in conjunction with F-PCR technology to develop gene expression assays. Using GEATM assays, vaccine efficacy can be measured in real time. This means not having to wait for the antibody response to measure how well the vaccine is working. F-PCR allows effective quantification of the precise number of viral or bacterial genetic particles before, during and after vaccine injection(s). The more effective the vaccine is, the stronger the decrease of the infectious disease particles will be.

      GEATM System

      GEATM is a proprietary assay development system. GEA was developed in 2001. To date the system has been used to develop our TSE molecular assay. GEA is a gene expression system to be used solely in our laboratory and will not be marketed for commercial sale. The core of GEATM is Fluorogenic Polymerase Chain Reaction technology (F-PCR). GeneThera solves the technical problems related to the use of conventional PCR in molecular diagnostics via our modular unit concept. Specifically, the modular unit consists of an Automated Nucleic Acid Workstation (ANAW) and a Sequence Detection System (SDS) that are fully integrated, allowing an operator to perform the entire procedure of DNA extraction and F-PCR analysis within a closed computerized system. This system results in minimal intervention and no post-PCR manipulation. GEA is a molecular genetic base system that utilizes fluorogenic polymerase chain reaction (F-PCR). Fluorogenic PCR (F-PCR) is a 5' nuclease assay based on a sequence specific hybridization between a nucleic acid target and a fluorogenic probe complementary to the target sequence. The probe consists of an oligonucleotide with a reporter and quencher dye attached. Due to the unique design of the fluorogenic probe the 5'-3' nuclease activity of the Taq Polymerase allows direct detection of PCR products by the release of the fluorogenic reporter during PCR. The reporter and the quencher dye are linked to the 5' and 3' end of the probe. A fluorescent reporter dye such as FAM (6-carboxyfluorescein) is covalently linked to the 5' end of the oligonucleotide. Each of the reporters is quenched by TAMRA (carboxytetramethylrhodamine) attached via linker arm that is typically located at the 3' end of the probe. When the probe is intact, the proximity of the reporter dye to the quencher dye results in a suppression of the reporter fluorescence. During PCR, if the target of interest is present, the probe specifically anneals between the forward and the reverse primer site. The nuclease activity of the Taq DNA Polymerase cleaves the probe between the reporter and the quencher only if the region hybridizes to the target. The Taq Polymerase does not cleave free probe. After cleavage, the shortened probe dissociates from the target and the polymerization of the strand continues. This process occurs in every cycle and does not interfere with the exponential accumulation of the product. The cleavage of the oligonucleotide between the reporter and the quencher dye results in an increase of fluorescence of the reporter that is directly proportional to the amount of the product accumulated. The specificity of this 5' nuclease assay results from the requirement of sequence complementary between probe and template in order for cleavage to occur. Thus the fluorogenic signal is generated only if the target sequence of the probe is generated by PCR. No signal is generated by non-specific amplification.

      To perform GEA, specific laboratory equipment is needed. . This involves some substantial initial costs to set up the laboratory operations.We have performed this substantial set up and are fully operational to perform GEA We currently have all the specific equipment necessary to further development. However, the use of F-PCR represent a great advantage over other available systems because of its greater sensitivity , speed and accuracy.

      The Automated Nucleic Acid Workstation is a highly flexible robotic system that extracts and purifies acids from a variety of complex samples, preparing them for F-PCR analysis. Data management system software includes a database to manage all run phases and record sample processing.

      The Sequence Detection System detects the fluorescent signal generated by the cleavage of the reporter dye during each PCR cycle. This process confers specificity without the need of post-PCR hybridization. Most important, the SDS offers the advantage of monitoring real time increases in fluorescence during PCR. Specifically, monitoring real-time progress of the PCR completely changes the approach to PR-based quantitation of DNA and RNA, most particularly in improving the precision in both detection and quantitation of DNA and RNA targets.

      GeneThera currently faces no competition in the use of F-PCR technology and the modular unit concept for commercial testing of either infectious disease in animals or food pathogen contamination. Currently, most labs utilize conventional microbiology, immunological or conventional PCR methods for either veterinary diseases or food pathogen contamination detection. Specific to microbiology and immunological techniques, the drawbacks of these approaches are:

      1. the antibodies-based culture media used to detect the presence of infectious diseases has a low level of sensitivity;

      2. high background due to non-specific binding of antibodies and/or culture contamination;

      3. sample preparation and storage creates artifacts; and

      4. long, cumbersome protocols necessary to perform these tests.

      A major technical limitation of conventional PCR is the risk of contaminating a specimen with the products of previously amplified sequences. Known as cross-contamination, this phenomenon represents a constant challenge to any lab using conventional PCR. Managing these challenges is cumbersome and difficult to streamline.

      Fluorogenic PCR (F-PCR) overcomes these drawbacks by making it possible for PCR to efficiently test large numbers of samples even when major laboratory facilities are not readily available. A novel methodology, F-PCR allows quantitative and qualitative detection of specific nucleic acid sequences in a very sensitive, highly accurate and rapid fashion.

      PURIVAX(TM) TECHNOLOGY

      GeneThera has developed a large-scale process for highly purified and high viral titer Adenovirus and AAV recombinant vectors. This technology enables GeneThera to develop Adenovirus and AAV based recombinant DNA vaccines for veterinary diseases and food pathogens.

      GeneThera's PURIVAX(TM) is a multi-resin anion exchange chromatography system that dramatically improves biological purity and viral titer of recombinant Adenovirus and AAV vectors. PURIVAX(TM) is intended to completely eliminate toxic side effects associated with adenoviruses and AAV vectors, thereby making it possible to develop highly immunogenic and safe recombinant DNA vaccines. Importantly, recombinant DNA (rDNA) vaccine technology represents a powerful tool for an innovative vaccine design process known as "genetic immunization."

      Recombinant Adenovirus (rAD) and AAV (rAAV) vectors are the ideal candidates for a gene delivery system. These viruses can efficiently deliver genetic material to both dividing and non-dividing cells, thereby overcoming some of the obstacles encountered with first generation retroviral vectors.

      Equally important, rAd and rAAV are engineered virus genomes that contain no viral gene. One of the key features for rAd and rAAV is their ability to transduce a large variety of cells. However, two technical challenges had to be overcome to fully utilize rAd and rAAV in the development of rDNA vaccines:

      1. lack of large scale purification system;

      2. low viral titer

      Traditional technologies and first generation chromatography processes are inadequate both in terms of purity and yield. And, due to the limitation of these purification technologies, adequate viral titers cannot be achieved. The result is no efficient system to deliver immuonogenic genetic sequences into cells.

      This is the significance of GeneThera's PURIVAX(TM), rAD and rAAV system for rDNA vaccine development. Succinctly stated, it is designed to be able to achieve both high purity and high viral titer (up to 10e16 viral particles/eulate) based on its proprietary multi-resin anion exchange chromatography system. GeneThera believes that biological contaminants such as endogenous retrovirus, bacterial, mycoplasma, non-specific nucleic acids, lipids, proteins, carbohydrates and endotoxins are eliminated during the purification process.

      FIELD COLLECTION SYSTEM

      GeneThera's Field Collection System (FCS) is a commercial product designed to permit a standardized manner for drawing, stabilizing and handling blood samples intended for GeneThera's diagnostic assay testing. Each package is referred to as a "System" because it is just that. There are two different FCS packages: one for hunters and one for breeders or ranchers. GeneThera's FCS is designed to be an easy-to-use method of gathering blood samples from harvested or domesticated animals. It ensures consistency of samples as well as increased assurance of each sample's integrity. The Field Collection System was developed in the middle of 2002. We are currently marketing this system as a "marketing trial". A very limited number of sales has been achieved to date (less than 15 units).

      Common to each FCS are two test tubes, each containing a separate reagent. The process, as described in the packaging, ensures that each individual sample of blood will be stabilized, thereby increasing the integrity of that sample for diagnostic testing. Additionally, this common method of receiving blood samples at the GeneThera laboratory(ies) increases the efficiency of handling the volume of samples received. We believe this will enable us to provide a fast, efficient process, capable of posting results within 24 hours of receipt at a low cost to the consumer. All testing using the FCS must be done by GeneThera and no third parties can test the blood collected. The Company is currently offering the FCS for hunters, breeders, or ranchers directly through the Company on a limited basis. The Company intends to begin a marketing campaign through the addition of key personnel to achieve higher volumes of sales for the FCS. The Company projects that no capital will be needed to hire the additional personnel as they will be hired on a strictly commission based.

      CRITICAL ACCOUNTING POLICIES

      In December 2001, the SEC requested that all registrants discuss their most "critical accounting policies" in Management's Discussion and Analysis of Financial Condition or Plan of Operation. The SEC indicated that a "critical accounting policy" is one which is both important to the portrayal of the company's financial condition and results and requires management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Our significant accounting policies are described in Note 1 to our consolidated financial statements included in this prospectus; our previously filed Annual Report on Form 10-KSB for the year ended December 31, 2003; however, we believe that none of them is considered to be critical.

      RECENTLY ISSUED ACCOUNTING STANDARDS

The Financial Accounting Standards Board (FASB) issued SFAS No. 141, Business Combinations, which establishes revised standards for accounting for business combinations, eliminating the pooling method, and providing new guidance for recognizing intangible assets arising in a business combination. Additionally, SFAS No. 141 requires more prominent and more frequent disclosures in financial statements about a business combination. This statement is effective for business combinations initiated on or after July 1, 2001. The adoption of this pronouncement on July 1, 2001 did not have a material effect on the Company's financial position, results of operations or liquidity.

SFAS 142, Goodwill and Other Intangible Assets provides guidance on accounting for the acquisition of intangibles, except those acquired in a business combination, which is subject to SFAS 141, and the manner in which intangibles and goodwill should be accounted for subsequent to their initial recognition. This statement is effective for all fiscal years beginning after December 15, 2001. The adoption of SFAS 142 on April 1, 2002 did not have a material effect on the Company's financial position, results of operations, or liquidity.

SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets provides implementation guidance regarding when and how to measure an impairment loss, and expands the presentation to include a component of an entity, rather than strictly a business segment. SFAS 144 also eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. This statement is effective for all fiscal years beginning after December 15, 2001. The adoption of SFAS 144 on April 1, 2002 did not have a material effect on the Company's financial position, results of operations or liquidity.

                                    BUSINESS

OVERVIEW

      GeneThera, Inc., a Florida corporation ("we" or "the Company"),was formerly known as Hand Brand Distribution, Inc., and was incorporated in November 1995, under the laws of the State of Florida. Up until 2002, GeneThera was a private Colorado corporation. The Board of Directors at that time determined it would be in the best interests of the Company to become a publicly traded company in order to facilitate the business goals and objectives of the Company. That led to negotiations with the Board of Hand Brand Distribution to effect a reverse acquisition. The negotiations were on an "arms-length" basis at the time and resulted in the reverse acquisition being completed in October of 2003 with the distribution of shares to Dr. Milici for the acquisition from him of GeneThera, Inc. A total of ten million shares were issued as consideration for the sale of the private corporation. GeneThera received all the assets of GeneThera Colorado including all laboratory equipment, laboratory supplies, research and development, processes, and intellectual property.The value of the shares as issued to Dr. Milici were recorded in our quarterly filing of June 2004 as Fourteen Million Three hundred Ninety Six Thousand Seven Hundred Seventy Seven dollars. The Company acquired Family Health News as a wholly owned subsidiary as an asset and no liabilities. Family Health News was subsequently disposed of in October 2003. We have been in the development stage since the formation of GeneThera, Inc. in 1999 and have spent approximately 5 million dollars on the research and development of all past and current tests.

      We are a biotechnology company that, through GeneThera, develops molecular assays and is currently in the process of developing therapeutic vaccines for the detection and prevention of food contaminating pathogens, veterinary diseases, and diseases affecting human health.

      We are in the development stage and have not generated significant revenues since our organization. GeneThera's business is based on its Integrated Technology Platform (ITP) that combines a proprietary diagnostic solution called Gene Expression Assay (GEA TM) with PURIVAX TM, its system for analyzing large-scale DNA sequencing. The first part of this platform is the ongoing development of molecular diagnostic assays solutions using Real Time Fluorogenic Polymerase Chain Reaction (F-PCR) technology to detect the presence of infectious disease from the blood of live animals. The second part of the ITP is the development of therapeutic vaccines using RNA interference technology. It also allows for the efficient, effective, and continuous testing, management and treatment of animal populations. These facts distinguish the technology from any alternative testing and management methodology available to agriculture today -- all of which require the destruction of individual animals and even entire herds. Our testing and data analysis processes also allow us not only to separate infected from clean animals, but also to gain knowledge vital to development of preventative vaccines.

      To date, GeneThera has successfully developed the ability to detect Chronic Wasting Disease, a disease affecting elk and deer in North America. The release of commercialized Field Collection Systems and laboratory diagnostic testing occurred in October of 2003. GeneThera has also successfully developed an assay for the detection of Mad Cow Disease, a disease recently found in the United States, but which has been in Europe for many years. Chronic Wasting Disease and Mad Cow Disease are both in the family of diseases called Transmissible Spongiform Encephalopathy (TSE). We received oral indication from the Director of National Veterinary Services that the USDA would cooperate with us to validate our test and vaccine on January 6, 2004. Per his request, we sent a detailed proposal on January 7, 2004 to the USDA in order to validate our live blood test for Mad Cow disease and Chronic Wasting disease as well as our currently under development vaccine for these diseases. We received no further response to our proposal. The USDA has since denied us the opportunity to work along side them in order to validate our live blood test for Mad Cow disease and Chronic Wasting disease without giving us any reason. Diagnostic assays for E.coli O157:H7 and Johnne's Disease are in the final stages of development. Vaccines for Chronic Wasting Disease and E.coli O157:H7 are in advanced stages of development. We are not currently in any regulatory or clinical trials for any of the tests we have developed to date. Development of the CWD test and the Mad Cow test are completed and will require only minimal costs of development going forward. Estimated costs to do a clinical trial for each of these is minimal as we are currently in negotiation with strategic testing partners that will absorb these costs.

      INTELLECTUAL PROPERTY

      We do not own any patents on any of our technology and have not filed any applications for patents in any country. We have only recently engaged a patent law firm to assist us in the review of our technology, namely, PURIVAX(TM)and GEA(TM), to determine whether it might be patentable. We cannot give any assurance that we will be able to file any patent applications or that, if we file one or more applications for patents, any patents will issue or that, if issued, the claims granted in any such patents will afford us adequate protection against competitors with similar technology.

      We also depend upon the skills, knowledge and experience of our scientific and technical personnel, none of which is patentable. To help protect our proprietary know-how which is not patentable, and for inventions for which patents may be difficult to enforce, we rely on trade secret protection to protect our interests.

      MANUFACTURING

      We do not currently manufacture any products and do not have any facilities capable of manufacturing any products. If we are successful in developing a vaccine for veterinary purposes, we intend to contract with third parties or a collaborative partner to assist with production. We currently do not intend to establish a manufacturing facility to manufacture any products that we may develop. In the event we do decide to establish a commercial manufacturing facility, we will require substantial additional funds and will be required to hire and train significant numbers of employees and comply with the extensive federal and state regulations applicable to such a facility. In addition, we would be required to apply for a license from the United States Department of Agriculture's Animal and Plant Health Inspection Service to manufacture any such vaccines at such facilities.

      SALES AND MARKETING

      We currently have no sales, marketing, or distribution capabilities, and we do not anticipate having the resources in the foreseeable future to allocate to the sales and marketing of any products that we may develop. Our success will depend, in part, on our ability to either (i) enter into and maintain collaborative relationships with third parties for the marketing, sales, and distribution of products that we develop, if any, or (ii) hire and retain our own sales and marketing capabilities. Initially we plan to market products that we develop and for which we obtain regulatory approval through marketing, licensing, distribution, or other arrangements with collaborative partners. We believe that this approach will both increase market acceptance of any products that we develop and enable us to avoid expending significant funds to develop a sales and marketing organization.

      COMPETITION

      We face competition from many companies, universities, and research institutions in the United States and abroad. Virtually all of our competitors have substantially greater resources, experience in product commercialization, and obtaining regulatory approvals for their products, operating experience, research and development and marketing capabilities and manufacturing capabilities than we do. We will face competition from companies marketing existing products or developing new products for diseases targeted by our technologies. The development of new products for those diseases for which we are attempting to develop products could render our product candidates noncompetitive and obsolete.

      Academic and government institutions are also carrying out a significant amount of research in the field of veterinary health, particularly in the fields of Chronic Wasting Disease and Mad Cow Disease. We anticipate that these institutions will become more aggressive in pursuing patent protection and negotiating licensing arrangements to collect royalties for use of technology that they have developed and to market commercial products similar to those that we seek to develop, either on their own or in collaboration with competitors. Any resulting increase in the cost or decrease in the availability of technology or product candidates from these institutions may affect our business.

      Competition with respect to our veterinary technologies and potential products is and will be based, among other things, on effectiveness, safety, reliability, availability, price, and patent protection. Another important factor will be the timing of market introduction of products that we may develop and for which we may receive regulatory approval. Accordingly, the speed with which we can develop products, complete the required animal studies or trials and approval processes and ultimately supply commercial quantities of the products to the market is expected to be an important competitive factor. Our competitive position will also depend upon our ability to attract and retain qualified personnel, to obtain patent protection or otherwise develop proprietary products or processes, and to secure sufficient capital resources for the often substantial period between technological conception and commercial sales.

      Several attempts have been made to develop technologies that compete with F-PCR . To our knowledge none of these technologies have resulted to date in any product available on the market. Obviously the field of biotechnology is very dynamic. The possibility that more advanced technologies could be developed into products that may compete with ours is very strong. However it is very difficult to predict the length of time necessary for this scenario to take place.

      PRODUCT LIABILITY

      The testing, manufacturing and marketing of the Company's proposed products involves an inherent risk of product liability attributable to unwanted and potentially serious health effects in animals that may receive any vaccines that we may develop and market. To the extent we elect to test, manufacture, or market veterinary vaccines and other products,, we will bear the risk of product liability directly. We do not currently have product liability insurance There is no guarantee that we can obtain product liability insurance at a reasonable cost, or at all, or that the amount of such insurance will be adequate to cover any liability that we may be exposed to. In the absence of such insurance, one or more product liability lawsuits against us can be expected to have a material adverse effect on our business and could result in our ceasing operations.

      GOVERNMENT REGULATION

      Our unique approach to the testing for various animal diseases allows us to begin commercialization of its diagnostic tests without the need for a long and enduring approval process from the USDA. All tests are done utilizing the blood of animals that can be collected in the field using the Company's proprietary Field Collection System (FCS). The collected blood is then sent to our laboratory for testing. Since all of the testing for the diseases is done "in house," meaning tested at laboratories operated by us and using our developed testing methods, the USDA deems our test to be under the category of Veterinary Services. The regulations on Veterinary Services are much different than that of third party testing. Our test is not a kit.

      In the event that we develop a vaccine based on our research, the vaccine product and the facility at which commercial quantities of the vaccine will be produced will be subject to comprehensive regulation by the United States Department of Agriculture's Animal and Plant Health Inspection Service. Before any "biological product" (which includes vaccines) can be prepared for commercial sale, APHIS must approve and license the product and the facility at which it is proposed to be manufactured. The approval process is lengthy and expensive. We will be required to submit an application containing, among other things, an outline of production for the proposed product, characterization data, and protocols for animal studies and trials of host animal immunogenicity, safety, efficacy, backpassage, shed/spread, interference, and other studies.

      We do not have the capability to conduct our own studies and trials of any candidate vaccine that we may develop and will rely on collaborative partners to conduct all such studies. Currently we do not have any such agreements with any partner, and we cannot give any assurance that we will be able to enter into such an agreement on terms that are favorable to the Company, if at all. If we do enter into one or more such agreements, we will not be able to control the timetable for completing such studies. Furthermore, we cannot give any assurance that any applications that we submit for any vaccine products will be approved by APHIS. The failure to receive such approval, or the receipt of approval following the approval of a competing product, would have an adverse material effect on the Company.

      EMPLOYEES

      As of July 31, 2004, we had a total of three (3) full-time employees and three (3) part-time employees who devote substantial effort on our behalf. None of our employees are represented by a collective bargaining unit. We entered into an employment agreement with Antonio Milici, M.D., Ph.D, to serve as our Chief Executive Officer and Chief Scientific Officer through January 7, 2007. In consideration for his services, Dr. Milici will receive a base salary of $144,000 per annum plus bonuses as may be determined by the Board of Directors in its sole discretion. As part of his employment agreement, Dr. Milici is subject to non-disclosure and non-competition obligations and has transferred to the Company of all his interests in any idea, concept, technique, invention or written work. We also entered into an employment agreement with Tannya L. Irizarry to serve as our Chief Administrative Officer through January 1, 2007. Ms Irizarry's base salary is $78,000 per annum. There are no employee issues at this time.

      PROPERTIES

      We lease a 5,730 square foot biotechnology laboratory located at 3930 Youngfield Street, Wheat Ridge, Colorado 80033. The lease expires in January 2005 and the rent is $5,278.05 per month. We believe that our existing facilities are adequate to meet our current requirements. We do not own any real property. If we are able to develop assays for different diseases, we intend to formalize the procedure into a commercial application through a series of laboratories to be owned and operated by GeneThera. Currently we do have the funds to purchase or construct any such laboratories and do not have a commitment from any party to provide the funds for a laboratory.

      LEGAL MATTERS

      On or about July 23, 2004, Sisu Media sued the company for breach of an alleged contract for website services for which the plaintiff seeks compensatory damages equal to the contract price or the reasonable value of services it claims to have performed. Plaintiff seeks approximately $60,000.00 plus the value of 14,706 shares of common stock in the company, plus costs, interest, attorney's fees in amounts to be determined at trial. The company believes that the plaintiff's claims have no merit and will defend the claims. The company has filed its answer denying the claims and has asserted a counterclaim that Sisu Media aided and abetted a breach of fiduciary duty by a third party, Gary Langstaff, with damages to be determined at trial. Trial has not yet been scheduled.

      On or about August 5, 2004, Gary Langstaff, Nick Wollner and Springloose.com, LLC sued the company to gain access to corporate records and seeking an accounting, a declaratory judgment determining their status as shareholders, and alleging unpaid wages owed to Mr. Langstaff and Mr. Wollner as employees in the amounts of $60,000.00 and $18,000.00 respectively, plus costs, interest, expert fees and attorney's fees in amounts to be determined at trial. The company has not yet filed its response to the complaint, however, the company believes the claims have no merit and will defend the claims, and assert appropriate counterclaims where necessary.

      DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

      DIRECTORS AND EXECUTIVE OFFICERS

      The following persons are currently serving as the Company's officers and directors. Each of the directors below will be elected to serve until the next annual meeting of stockholders and his successor has been elected and has been qualified, or until his earlier death, resignation or removal.

Name                            Age         Principal Positions and
                                            Directorships
--------------------------------------------------------------------------------
Dr. Antonio Milici              49          Chairman of the Board and Chief
                                            Executive Officer
Tannya Irizarry                 45          Chief Administrative Officer
Steven M.  Grubner              46          Chief Financial Officer and Director
Dr.  Thomas Slaga               60          Director
Richard Bryans                  48          Director

      Dr. Antonio Milici founded GeneThera Inc. in 1999 and has served as its chairman and CEO since inception. Prior to GeneThera, Dr. Milici was CEO and President of Genetrans, Inc., a genetic diagnostic company from 1993 to 1998. Dr. Milici was also an assistant professor in the department of Molecular Pathology at the University of Texas M.D. Anderson Cancer Center.

      Tannya Irizarry has a Bachelor in Business Administration from the University of Puerto Rico. Prior to joining GeneThera in 1999, she was an Administrative Manager and Project Coordinator at University of Texas M.D. Anderson Cancer Center from 1984 to 1991. From 1991 to 1999 Ms. Irizarry worked for Genetrans, Inc. . Ms. Irizarry has over 15 years experience in the field of biotechnology and medical administration.

      Steven M. Grubner joined GeneThera's Board of Directors in June 2004. Grubner has over twenty years of experience in the technology industry, served as the president, finance and administration and chief financial officer at HH Communications, Inc. from 1986 until the completion of its merger with Datatec Systems, Inc. (DATC) in mid-1996. Until late 1999, he served as Datatec's vice president and General Counsel, a position that put him in charge of the company's public SEC filings, vendor contract negotiations, and internal employee agreements. From 1999 to the present, Grubner has been in the private and public equity markets, raising capital for technology, biotech, and software companies.

      Dr. Thomas Slaga has served on GeneThera's Board of Directors since 2003. Dr. Slaga has investigated cancer causation and prevention for more than thirty-five years. He has held his current position as Scientific Director of the AMC Cancer Research Center in Denver, Colorado since 1999. He chairs the Center for Cancer Causation and Prevention at AMC and also serves as Deputy Director of the University of Colorado Cancer Center. Previously, from 1983 to 1997, he served as Director of the Science Park - Research Division of The University of Texas M. D. Anderson Cancer Center. Dr.Slaga was co-founder of Molecular Carcinogenesis in 1987 and served as editor-in-chief until early 2003.

      Richard Bryans has served on GeneThera's Board of Directors since 2003. Mr. Bryans is corporate counsel for GeneThera and has managed his own private law firm in Denver, Colorado since 1995

      The Company has an Audit Committee comprised of Dr. Milici and Mr. Grubner and a Compensation Committee comprised of Mr. Bryans and Dr. Slaga. Each Director is elected at the Company's annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until the successors are elected and qualified. The 2003 Annual Meeting was held December 29, 2003 and we plan on holding our 2004 Annual Meeting on December 27, 2004. At present, the Company's bylaws provide for not less than three or more than seven Directors. Currently, we have four Director positions. The bylaws permit the Board of Directors to fill any vacancy and such director may serve until the next Annual Meeting of Shareholders or until his successor is elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contracts, at the discretion of the Board. The officers of the Company devote full time to the business of the Company.

                              EXECUTIVE COMPENSATON

The following table sets forth certain summary information for the fiscal year ended December 31, 2003 concerning the compensation awarded to, earned by, or paid to those persons serving as executive officers during fiscal year 2003. Antonio Milici, M.D., Ph.D., and Tannya L. Irizarry were the only executive officers during the fiscal year ended December 31, 2003.

      SUMMARY COMPENSATION TABLE

      The following table summarizes compensation earned in 2003 and 2002 by the named officers.

                                             Annual Compensation                             Long-Term Compensation
                                    ----------------------------------------     -------------------------------------------
Name and                                                                                          Securities
Principal Position                  Year     Salary   Bonus    All Other         Restricted       Underlying       All Other
                                                               Annual            Stock            Options/         Compen-
                                                               Compensation      Award(s) ($)     SARs (#)         sation ($)
-----------------------------------------------------------------------------------------------------------------------------

Antonio Milici M.D.  Ph.D.          2003    $-0-      $-0-     $-0-              $-0-             -0-               $-0-
Chief Executive Officer             2002    $42,350   $-0-     $-0-              $-0-             -0-               $-0-

Tannya Irizarry                     2003    $19,500   $-0-     $-0-              $-0-             -0-               $-0-
Chief Administrative Officer        2002    $-0-      $-0-     $-0-              $-0-             -0-               $-0-

Stock Option Grants in Last Fiscal Year

During the fiscal year ended December 31, 2003, no options were granted to any executive officer.

Option Exercises and Year End Values

No options were exercised in the fiscal year ended December 31, 2003 by any executive officer.

      COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

      The Company entered into an employment agreement with Antonio Milici, M.D., Ph.D, to serve as the Chief Executive Officer of GeneThera and Chairman of the Board of Directors and Chief Scientific Officer of the Company through January 7, 2007. In consideration for his services, Dr. Milici will receive a base salary of $144,000 per annum throughout the term of the agreement plus bonuses as may be determined by the Board of Directors in its sole discretion. The agreement is renewable by mutual agreement on a yearly basis. As part of his Employment Agreement, Dr. Milici is subject to non-disclosure and non-competition obligations and has transferred to the Company of all his interests in any idea, concept, technique, invention or written work.

      The Company entered into an Employment Agreement with Tannya L. Irizarry to serve as Chief Administrative Officer of GeneThera Inc. through January 1, 2007. Ms Irizarry's base salary is $78,000 per annum throughout the term of the agreement. The agreement is renewable by mutual agreement on a yearly basis. As part of her Employment Agreement, Ms. Irizarry is subject to non-disclosure and non-competition obligations.

      Both Dr. Milici and Ms. Irizarry are subject to the following non-disclosure and non-competition obligations:

Confidentiality.

      (a) Employee acknowledges he will have access to operating, financial and other information of Employer and customers of the Employer including, without limitation, procedures, business strategies, and prospects and opportunities, techniques, methods and information about, or received by it, from its customers and that divulgence will irreparably harm the Employer ("Confidential Information"). Employee also acknowledges that the foregoing provides Employer with a competitive advantage (or that could be used to the disadvantage of the Employer by a competitor). Employee also acknowledges the interest of the Employer in maintaining the confidentiality of such information and Employee shall not, nor any person acting on behalf of Employee, divulge, disclose or make known in any way or use for the individual benefit of Employee or others any of such Confidential Information. The foregoing is not applicable to such of the Confidential Information that is established by Employee to be in the public domain otherwise than as a result of its unauthorized disclosure by Employee or any other person.

      (b) The customers of the Employer entrust the Employer with responsibility for their business in the expectation that the Employer will hold all such matters, including in some cases the fact that they are doing business with the Employer and the specific transactions in which they are engaged, in the strictest confidence ("Customer Confidences"). Employee covenants that after the termination of his employment with the Employer, he will hold all Customer Confidences in a fiduciary capacity and will not directly or indirectly disclose or use such information.

      (c) Employee hereby assigns to the Employer his entire right, title and interest in any idea, concept, technique, invention and related documentation, other works of authorship, and the like (all hereinafter called "Developments") made, conceived, written, or otherwise created solely by him while in the employment of the employer or jointly with others, while in the employment of the employer, whether or not such Developments are patentable, subject to copyright protection or susceptible to any other form of protection which relate to the actual business or research or development of the Employer. Employee, after the termination of its employment with Employer, shall return to the Employer (and shall not retain any copies or excerpts therefrom) all documents, notes, analyses or compilations, including all copies thereof, and all other property relating to the Employer ("Employer Documents") including, but not limited to, documents generated by Employee pursuant to his relation with the Employer.

      (d) Employee acknowledges that the Employer has a compelling business interest in preventing unfair competition stemming from the use or disclosure of Customer Confidences and Confidential Information in the event that, after any termination on the post- employment activities of Employee, Employee goes to work or becomes affiliated with a competitor of the Employer.

      (e) Employee further acknowledges that all customers he services or dealt with while employed with the Employer are customers of the Employer and not Employee's personally. Employee also acknowledges that, by virtue of his employment with the Employer, Employee has gained or will gain knowledge of the identity, characteristics and preferences of the customers of the Employer, and that Employee will not use such Customer Confidences and Confidential Information at any time.

      9. Covenants Not to Compete or Solicit.

      (a) The Employee undertakes that during the term of this Agreement and for 24 months thereafter, he will not, directly or indirectly (whether as sole proprietor, partner, stockholder, director, officer, employee or in any other capacity as principal or agent) compete with, or participate in any business that competes with, the Employer; provided that the Employee may invest in (i) the securities of any business or enterprise (but without otherwise participating in the activities of such business or enterprise) which are listed on a national or regional securities exchange or traded in the over-the-counter market, and (ii) equity interests of the Employer, of any member thereof.

      (b) The Employee undertakes that during the term of this Agreement and for a period of 24 months thereafter he will not, directly or indirectly (whether as a sole proprietor, partner, stockholder, director, officer, employee or in any other capacity as principal or agent), do any of the following:

      (i) hire, or attempt to hire for employment, any person who is an employee of the Employer on the date of such termination of employment, or attempt to influence any such person to terminate his employment by the Employer; or

      (ii) in any other manner interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Employer and any of its employees, or disparage the business or reputation of the Employer to any such person.

      (c) The Employee undertakes that during the term of this Agreement and for 12 months thereafter he will not, directly or indirectly (whether as a sole proprietor, partner, stockholder, director, officer, employee or in any other capacity as principal or agent), do any of the following:

      (i) solicit, service or accept any actual or prospective accounts, clients or customers of the Employer during the period of the Employee's employment by the Employer;

      (ii) influence or attempt to influence any of the accounts, customers or clients referred to in Subsection 9(c)(i) to transfer their business or patronage from the Employer to any other person or company engaged in a similar business;

      (iii) directly assist any person or company soliciting, servicing or accepting any of the accounts, customers or clients referred to in Subsection 9(c)(i); or

      (iv) in any other manner directly interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Employer and any of its accounts, customers or clients referred to in Subsection 9(d)(i), or any other person, or disparage the business or reputation of the Employer to any such person.

      (d) The Employer undertakes that during the term of this Agreement and for a period of 60 months thereafter he will not, directly or indirectly, disparage the business or reputation of the Employee to any accounts, customers or clients referred to in Subsection 9(c)(i), or any other person.

      No director received compensation for their services to the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table shows, as of July 31, 2004, the Common Stock owned beneficially by (i) each of our Executive Officers, (ii) each of our current Directors, (iii) all Executive Officers and Directors as a group, and (iv) each person known by us to be the beneficial owner of more than five percent of our Common Stock.

------------------------------------------------------------------------------------------------------
      (1)                   (2)                              (3)                           (4)
                     Name and Address                 Amount and Nature
Title of Class      of Beneficial Owner              of Beneficial Owner             Percent of Class
------------------------------------------------------------------------------------------------------

Common              Dr.  Antonio Milici                   10,743,339                        59.52%
Stock               3930 Youngfield Street
                    Wheat Ridge, Colorado  80033

Common              Tannya Irrizary                       660,000                            3.66%
Stock               3930 Youngfield Street
                    Wheat Ridge, Colorado  80033

Common              Steven M. Grubner                     149,000(1)                          .83%
Stock               3930 Youngfield Street
                    Wheat Ridge, Colorado 80033

All current executive
officers and directors
as a group                                                11,552,339                        64.00%

------------------
         (1) Includes 56,000 shares owned by NVO Solutions, Inc. of which Mr. Grubner is the sole shareholder.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On December 2, 2003, GeneThera, Inc. and Oncology Sciences Corporation signed a letter of intent for the use of the genetic coding for the P-65 gene. OSC owns the licensing rights to the genetic sequence for the P-65 gene. Loretta Zapp, the President and CEO of Oncology Sciences Corporation, served as a director of the Company from March 2003 until February 2004. The terms were as favorable as those that could have been obtained from unaffiliated third parties.

      Researchers have studied this gene extensively with respect to its role in breast and prostate cancer. Studies have shown that in a high percentage of cancer cases, there is an increase in the expression of the P-65 gene. GeneThera plans to use P-65 to attempt to develop a blood test for breast and prostate cancer. Future plans include attempting to use GeneThera's PURIVAX(TM) technology to develop a therapeutic vaccine for breast and prostate cancer. We cannot give any assurance, however, that GeneThera will be successful in developing a blood test for either breast or colon cancer or, if it is successful in developing one or both of these vaccines, that it will be able to successfully market and sell them profitably.

      GeneThera's plan will utilize their F-PCR technology, which is currently being used to test the blood of elk and deer for Chronic Wasting Disease, to amplify and quantify the P-65 gene. This will enable GeneThera to not only test for breast and prostate cancer with a single drop of blood, but may be able to detect it much earlier than the current methods.

      This letter of intent will be for GeneThera to prove their concept of molecular identification and quantitation of the target gene in human blood samples to Oncology Sciences Corporation. After the initial proof of concept period, GeneThera and OSC will team up to continue the research and development of the diagnostic test for breast and prostate cancer. They will also further research the development of therapeutics for these cancers.

      The Company will need significant additional capital in order to bring a vaccine to market. There are no assurances that the Company will be able to raise sufficient capital to develop a blood test for breast or prostate cancer or to develop a vaccine for either of these diseases. Furthermore, even if sufficient capital is raised, we cannot provide any assurance we will be able to validate such a vaccine. Vaccines, especially for human use, can potentially have a long and difficult approval process. The FDA has strict guidelines for the validation of vaccines.

      Mr. Grubner is the President and sole shareholder of NVO Solutions, Inc., an Illinois corporation existing to help companies raise capital for growth. Prior to Mr. Grubner joining the company as a director and Chief Financial Officer, NVO Solutions was compensated with 56,000 shares of GeneThera for assisting the Company raise capital in 2004. An agreement was signed in November 2003 retaining NVO Solutions to perform the following services:

1. Professional services and advisory role focused on providing business-building expertise and execution help,
2.    Help develop financial and financing strategies
3.    Structure and source investment capital
4.    Advise in possible merger with and/or acquisition of businesses,
5.    Provide short-term capital infusion through private investor network,
6.    Fill management roles on a temporary basis as necessary,
7.    Provide secondary legal and business process support.

NVO Solutions raised a total of $453,000 under the Agreement. These 56,000 shares are included in the ownership table for Mr. Grubner and are included in the shares offered by this prospectus. The value as reflected in the Company's financial statements for beneficial conversion purposes of these shares was $88,480. The terms as described in the Agreement were as favorable as those that could have been obtained from unaffiliated third parties.

      A Reverse Acquisition Agreement was executed on March 28, 2003. One million (1,000,000) common shares were issued from the Company's authorized shares to acquire 51% of the ownership of GeneThera from Antonio Milici M.D., Ph.D. On November 6, 2003, an additional 1,000,000 shares were issued to shareholders of GeneThera (Colorado) which includes an additional 545,000 shares issued to Antonio Milici M.D., Ph.D. Upon completion of the issuance of these additional shares, GeneThera has become a 100% wholly owned subsidiary of the Company. The value as reflected in the Company's financial statements for beneficial conversion purposes of these shares was $2,441,100.. In June 2004, the remainder of the shares to complete the agreement were issued to Dr. Milici. The terms as described in the Agreement were as favorable as those that could have been obtained from unaffiliated third parties.


      As payment for legal services rendered, Steven Slaw received 16,000 shares of restricted stock valued at $16,000 in January 2004. This transaction was on terms as favorable as those that could have been obtained from unaffiliated third parties.

      As payment for financial consulting services, Mark Herzog received 16,000 shares of restricted stock valued at $16,000 in January 2004.This transaction was on terms as favorable as those that could have been obtained from unaffiliated third parties.

      Under a scientific consulting agreement, James Huang received 20,000 shares of restricted stock valued at $20,000 in August 2004.This transaction was on terms as favorable as those that could have been obtained from unaffiliated third parties.

      As payment for legal services rendered, Richard W. Bryans received 75,000 shares of restricted stock valued at $$71,250.This transaction was on terms as favorable as those that could have been obtained from unaffiliated third parties.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our common stock currently trades on the Over The Counter Bulletin Board under the symbol GTHA. The following sets forth the range of high and low bid quotations for the periods indicated as reported by AlphaTrade. Such quotations reflect prices between dealers, without retail mark-up, markdown or commission,and may not represent actual transactions.

Year           Quarter           High             Low
---------------------------------------------------------
2004           Second            2.85              .90
               First             4.39             2.05

2003           Fourth            3.42             1.55
               Third             2.40             0.89
               Second            1.7              0.35
               First             1.55             0.60

2002
               Fourth            3.10             0.95
               Third             3.48             1.00
               Second            2.325
0.70

*Source AlphaTrade

      There are no restrictions on the payment of dividends. We have paid no dividends to date and none are anticipated. There were approximately 578 record holders of common stock as of June 29, 2004.

      DIVIDENDS

      We have not paid or declared any dividends on our common stock and we do not anticipate paying dividends on our common stock in the foreseeable future.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the resale of any of the shares offered by this prospectus by the selling shareholders.

                              SELLING SHAREHOLDERS

      The following table sets forth the number of shares of the common stock owned by the selling shareholders as of August 23, 2004. Each selling shareholder identified below is offering for sale all of the shares currently owned by such shareholder.

Names                                                         Number of Shares                Percentage
---------------------------------------------------------------------------------------------------------
Brian Cook &                                                           138,800                0.77%
The Regency Group Aaron Lamkin, Managing Director &                    497,879                2.76%
Amanda Lamkin &                                                        521,600                2.89%
Jeff Koslosky &                                                        521,600                2.89%
Scott Gelbard &                                                        517,600                2.87%
John Coutris &                                                          46,500                0.26%
Daniel Tessmer                                                          89,000                0.49%
Christopher Rule &                                                      50,000                0.28%
Richard Reinisch #                                                     240,000                1.33%
L&B Charitable Lee Kunz, Trustee #                                     206,926                1.15%
Larry Cahill  * #                                                      350,000                1.94%
Edward and Mary Coyne * #                                               25,000                0.14%
Edward B. Coyne  * #                                                    25,000                0.14%
Christopher Ferry  * #                                                   5,000                0.03%
Dimitrios I. Gountis  * #                                                5,000                0.03%
George Mastrokostas  * #                                                 5,000                0.03%
Nikolaos Tripodis  * #                                                  10,000                0.06%
Melvin Wentz  * #                                                       25,000                0.14%
William Rozakis  * #                                                    15,000                0.08%
American Physicians Assurance Corp./Frank Freud, CFO  * #               30,000                0.17%
Michael B. Anastasio  * #                                               10,000                0.06%
D. Lynn Boucher  *                                                      10,000                0.06%
William B. Carter, Jr.  * #                                              1,000                0.01%
Brian D. Goelz  * #                                                      2,000                0.01%
Randy Grudzinski  * #                                                   10,000                0.06%
Michael G. Herlehy  * #                                                100,000                0.55%
Howard S. Horwitz  * #                                                  15,000                0.08%
Kevin Hubbell  * #                                                      10,000                0.06%
Hyatt Johnson Capital L.L.C./Jay D. Johnson, Manging Partner  * #       50,000                0.28%
Mark A. Levy  * #                                                        5,000                0.03%
Mark Novaski and Susan M. Novaski, Trustees  * #                        10,000                0.06%
Roy L. Splansky  * #                                                    10,000                0.06%
Steven M. Grubner  (1) +                                                93,000                0.52%
Mark D. Herzog #                                                        31,000                0.17%
Steven L. Slaw #                                                        41,000                0.23%
Tom and Sunny Garrett #                                                 70,000                0.39%
Michael Mueller #                                                       40,000                0.22%
I. Thomas Uskup and Barbara G. Uskup #                                  25,000                0.14%
Donald and Joyce Guillaume #                                            30,000                0.17%
Mark Kengott #                                                          43,000                0.24%
NVO Solutions, Inc.-  (2)  #                                            56,000                0.31%

Monte Tobin #                                                           33,333                0.18%
John Marx #                                                              2,000                0.01%
Cyndi Ralph #                                                            2,000                0.01%
Marvin Newton #                                                          2,000                0.01%
Ralph Lueders #                                                          2,000                0.01%
James Huang #                                                           20,000                0.11%
Henry Wei #                                                              6,650                0.04%
Tannya Irizarry (3) +                                                  100,000                0.55%
Richard W. Bryans  (4) #                                                75,000                0.42%
Hoadley, Daniel M. & Jadwiga A. #                                       13,348                0.07%
Malinowski, John J. & Kathi L. #                                          2,000                0.01%
Messler, Amy V. & William S. #                                           2,000                0.01%
Malinowski, John J. & Mary K. #                                          2,000                0.01%

                                                                     4,249,236               23.54%

The selling shareholders consist of and ar denoted in the aboive table thusly:

      #= Certain investors who invested in our private placements of convertible promissory notes and who have converted the principal of those notes to an aggregate of 1,617,257 shares and those who have taken stock in lieu of payment of professional fees (see Certain Relationships and Related Transactions for a listing of those taking payment of stock in lieu of professional fees).

      &= Consultants and advisers to whom we issued warrants to purchase an aggregate of 2,382,979 shares of our common stock, and their employees and assigns, and who have exercised such warrants

      +=An officer and director, and affiliate, who invested in our private placements of convertible promissory notes and who have converted the principal of those notes to an aggregate of 249,000 shares

(1) Mr. Grubner is currently the Chief Financial Officer and a director of the Company.

(2) NVO Solutions, Inc. is owned by Mr. Steven Grubner, Chief Financial Officer and a director of the Company.

(3)   Ms. Irizarry is currently the Chief Administrative Officer of the Company.

(4)   Mr. Bryans is the father of a director of the company.

* (denotes those selling shareholders that participated in the 2 separate convertible notes between October 2003 and February 2004.

                              PLAN OF DISTRIBUTION

      We are registering the shares offered by this prospectus on behalf of the selling shareholders. The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The Company understands it may substitute new names for the names of selling stockholders by means of a Rule 424(b) prospectus only if:

|_|   The change is not material
|_|   The number of securities or dollar amount registered does not change: and
|_| The new owners' securities can be traced to those covered by this registration statement.

      These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

      The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o    privately negotiated transactions;

         o    short sales;

         o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

         o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

         o    a combination of any such methods of sale; and

         o    any other method permitted pursuant to applicable law.

      The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

      In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

      The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

      To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

      In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

                         SHARES ELIGIBLE FOR FUTURE SALE

      Upon the completion of this offering, we will have an aggregate of 18,049,055 shares of common stock outstanding. The shares purchased in this offering will be freely tradable without registration or other restriction under the Securities Act, except for any shares purchased by an "affiliate" of our company (as defined in the Securities Act). Any of the 249,000 shares listed in this offering (approximately 4.5% of the total outstanding) held by officers, Directors, or persons who currently hold 10% or more of our shares of common stock may only be sold in compliance with the limitations described below. These 249,000 shares of common stock will be deemed "restricted securities" as defined under Rule 144. Generally, restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144 promulgated under the Securities Act, which is summarized below.

      In general, under Rule 144, as currently in effect, a person owning restricted securities (or persons whose shares are required to be aggregated), including an affiliate, who has beneficially owned shares for at least one year is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale is filed, subject to certain restrictions. In addition, a person who is not deemed to have been an officer, director or person who holds 10% of our shares of common stock at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell such shares under Rule 144(k) without regard to the requirements described above. To the extent that shares were acquired from an affiliate, such person's holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliate.

                          DESCRIPTION OF CAPITAL STOCK

      GENERAL

      Our articles of incorporation, as amended to date, authorizes us to issue up to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of August 31, 2004, we had 18,049, 055 shares of common stock issued and outstanding. We are currently using an affiliate of the Company, GTI Corporate Transfer Agent, LLC, as the transfer agent and registrar for our common stock.

      COMMON STOCK

      Holders of our common stock are entitled to one vote for each share on all matters to be voted on by our shareholders. Holders of our common stock do not have any cumulative voting rights. Common shareholders are entitled to share ratably in any dividends that may be declared from time to time on the common stock by our board of directors from funds legally available for dividends. Holders of common stock do not have any preemptive right to purchase shares of common stock. There are no conversion rights or sinking fund provisions for our common stock.

                              ABOUT THIS PROSPECTUS

      This prospectus is not an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful. This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC's offices mentioned under the heading "Where You Can Find More Information." We have not authorized anyone else to provide you with different information or additional information. You should not assume that the information in this prospectus, or any supplement or amendment to this prospectus, is accurate at any date other than the date indicated on the cover page of such documents.

                       WHERE YOU CAN FIND MORE INFORMATION

      Federal securities law requires us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly, and special reports, proxy statements and other information with the SEC. You can inspect and copy this information at the Public Reference Facility maintained by the SEC at Judiciary Plaza, 450 5th Street, N.W., Room 1024, Washington, D.C. 20549. You can receive additional information about the operation of the SEC's Public Reference Facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that, like us, file information electronically with the SEC.

                            VALIDITY OF COMMON STOCK

      Legal matters in connection with the validity of the shares offered by this prospectus will be passed upon by Richard W. Bryans, Jr., Esq. 1177 Grant Street Suite 308 Denver, Colorado 80203.

                                     EXPERTS

      The consolidated financial statements of GeneThera, Inc., a Florida corporation, as of December 31, 2003, and for the year then ended included in this prospectus, have been included herein in reliance on the report, which includes an explanatory paragraph relating to the Company's ability to continue as a going concern, of Kantor, Sewell & Oppenheimer, PA, independent public accountants, given on the authority of that firm as experts in accounting and auditing.

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                        CONSOLIDATED FINANCIAL STATEMENTS
                              FOR THE PERIOD FROM
                OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2003

                                TABLE OF CONTENTS

                                                                                          Page No.

Independent Registered Public Accounting Firm's Report                                        2

Consolidated Balance Sheets - December 31, 2003 and 2002                                      4

Consolidated Statements of Operations for the
Period From October 5, 1998 (Inception) to December 31, 2003                                  6

Consolidated Statements of Changes in Stockholders' Equity (Deficit) for the
Period From October 5, 1998 (Inception) to December 31, 2003                                  7

Consolidated Statements of Cash Flows for the
Period From October 5, 1998 (Inception) to December 31, 2003                                 11

Notes to Consolidated Financial Statements                                                   12

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S REPORT

To the Board of Directors
GeneThera, Inc. and Subsidiary
Wheat Ridge, CO

We have audited the accompanying consolidated balance sheets of GeneThera, Inc. and Subsidiary (a development stage company) as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the period from October 5, 1998 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of GeneThera, Inc. and Subsidiary as of December 31, 2003 and 2002, and the consolidated results of its operations, and its cash flows for each of the years in the period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 12 to the accompanying consolidated financial statements, the Company has restated the consolidated balance sheets as of December 31, 2003, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the period from October 5, 1998 (inception) to December 31, 2003.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 15 to the consolidated financial statements, the Company has no established source of revenue, recurring losses from operations, cash used in operations and accumulated deficit. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 15. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KANTOR, SEWELL & OPPENHEIMER, PA

Hollywood, Florida
February 15, 2004, except for Note 12, as to which the date is July 20, 2004

                      GENETHERA, INC. AND SUBSIDIARY
                      (A DEVELOPMENT STAGE COMPANY)
                       CONSOLIDATED BALANCE SHEETS
                               DECEMBER 31,

                                     Assets

                                      2003             2002
                                    Restated         Restated
                                    --------         --------

Current assets
  Cash                                $     --         $  9,144
  Accounts receivable, net                  --            5,517
  Inventory                                 --           24,999
                                      --------         --------
Total current assets                        --           39,660

Property and equipment, net            480,872          238,874

Other assets
  Deposits                               5,278            5,929
  Goodwill and trademark, net               --           32,020
  Other assets                           1,000           31,960
                                      --------         --------
                                         6,278           69,909
                                      --------         --------

                                      $487,150         $348,443
                                      ========         ========

The notes to consolidated financial statements are an integral part of the above statement.

                      Liabilities and Stockholders' Deficit

                                                                              2003                 2002
                                                                            Restated             Restated
                                                                           -----------          -----------
Current liabilities
  Bank overdraft                                                           $    35,486          $        --
  Accounts payable                                                             122,514              180,020
  Accrued expenses                                                             611,126              342,668
  Deferred income                                                                   --                5,900
  Due to related company                                                           500                   --
  Lease payable                                                                 18,715                6,367
  Loan payable - related party                                                      --               50,000
  Notes payable                                                                193,405              131,683
  Convertible notes payable                                                    286,874               61,000
                                                                           -----------          -----------
Total current liabilities                                                    1,268,620              777,638

Long term  lease payable                                                            --               26,534
Long term notes payable                                                             --               25,200
                                                                           -----------          -----------
Long term convertible notes payable                                                 --              235,600
                                                                                    --              287,334

Stockholders' deficit
  Preferred stock, $0.001 par value, 20,000,000 shares authorized;
    no shares issued and outstanding                                                --                   --
  Common stock $.001 par value, authorized 100,000,000 shares;
    4,796,478 and 2,738,176 shares issued and outstanding at
    December 31, 2003 and 2002 respectively                                      4,796                2,738
  Additional paid in capital                                                 5,114,864            2,101,123
  Accumulated deficit                                                       (5,901,130)          (2,820,390)
                                                                           -----------          -----------
                                                                              (781,470)            (716,529)
                                                                           -----------          -----------

                                                                           $   487,150          $   348,443
                                                                           ===========          ===========

The notes to consolidated financial statements are an integral part of the above statement.

          GENETHERA, INC. AND SUBSIDIARY
           (A DEVELOPMENT STAGE COMPANY)
       CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                       For the period from
                                                                                         October 5, 1998
                                                     Year ended December 31,             (inception) to
                                                     2003                 2002          December 31, 2003
                                                   Restated             Restated              Restated
                                                 -----------          -----------          -----------
Income
  Sales net of returns                           $   119,541          $    77,516          $   197,057
  Research fees                                           --                5,000              188,382
                                                 -----------          -----------          -----------
                                                     119,541               82,516              385,439
  Cost of sales                                      (33,747)             (30,352)             (64,099)
                                                 -----------          -----------          -----------

Gross profit                                          85,794               52,164              321,340
                                                 -----------          -----------          -----------

Expenses
  Salaries                                           248,440              301,198              864,639
  Professional fees                                   34,639              218,249              252,888
  General and administrative expenses                363,390              164,853              737,628
  Lease expense                                      104,509               98,457              316,498
  Lab expenses                                        58,600               51,606              178,082
  Consulting                                         607,750               47,664              824,384
  Depreciation and amortization                       69,344               44,383              161,727
  Sales expenses                                      21,576               18,823               40,399
  Other compensation                               1,164,000                   --            1,164,000
  Insurance                                           26,036               14,496               56,753
                                                 -----------          -----------          -----------

                                                   2,698,284              959,729            4,596,998
                                                 -----------          -----------          -----------

Loss from operations                              (2,612,490)            (907,565)          (4,275,658)

Other income (expenses)
  Other income (expenses), net                        (9,492)             (78,003)             (36,565)
  Interest expense                                  (345,732)             (14,095)            (359,827)
                                                 -----------          -----------          -----------

Net loss from operations                          (2,967,714)            (999,663)          (4,672,050)

Loss from discontinued operations                   (113,026)                  --             (113,026)
                                                 -----------          -----------          -----------

Net loss                                         $(3,080,740)         $  (999,663)         $(4,785,076)
                                                 ===========          ===========          ===========

  Loss per common share, basic and diluted       $     (0.98)         $     (0.39)         $     (2.92)

The notes to consolidated financial statements are an integral part of the above statement.

                    GENETHERA, INC. AND SUBSIDIARY
                     (A DEVELOPMENT STAGE COMPANY)
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) FOR THE PERIOD FROM OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2003

                                                                    COMMON STOCK            PAID IN     ACCUMULATED
                                                                 SHARES       AMOUNT        CAPITAL        DEFICIT          TOTAL
                                                              =====================================================================
Issuance of common stock to founders for consulting
  services rendered at an aggregate of $36,000                  420,000    $       420    $    35,580   $         --    $    36,000

Issuance of common stock in exchange for equipment
  supplies and cash                                             100,000            100         99,900                       100,000

Issuance of common stock according to a contract for
  computer services and financing                                60,000             60         59,940                        60,000

Issuance of common stock in exchange for cash                     5,000              5          4,995                         5,000

Net loss 1999                                                                                                (84,350)       (84,350)
                                                              ---------------------------------------------------------------------

Balance December 31, 1999                                       585,000            585        200,415        (84,350)       116,650

Issuance of common stock in exchange for consulting
  services rendered                                              25,000             25         24,975                        25,000
                                                              ---------------------------------------------------------------------

                               sub-total                        610,000    $       610    $   225,390   $    (84,350)   $   141,650

The notes to consolidated financial statements are an integral part of the above statement.

                    GENETHERA, INC. AND SUBSIDIARY
                     (A DEVELOPMENT STAGE COMPANY)
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) FOR THE PERIOD FROM OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2003

                                                                    COMMON STOCK            PAID IN     ACCUMULATED
                                                                 SHARES       AMOUNT        CAPITAL        DEFICIT          TOTAL
                                                              =====================================================================
                               sub-total                        610,000    $       610    $   225,390   $    (84,350)   $   141,650

Issuance of common stock in exchange for an agreement
  for management and financing for $80,000                       40,000             40         39,960                        40,000

Issuance of common stock in exchange for a consulting
  agreement                                                      10,000             10         11,990                        12,000

Net loss 2000                                                                                               (226,659)      (226,659)
                                                              ---------------------------------------------------------------------

Balance December 31, 2000                                       660,000            660        277,340       (311,009)       (33,009)

Issuance of common stock to an officer in lieu of salary      1,125,000          1,125        238,875                       240,000

Issuance of common stock to an employee in lieu of salary        60,000             60         59,940                        60,000

Issuance of common stock to an employee in lieu of salary        15,000             15         14,985                        15,000

Issuance of common stock in exchange for consulting
  services                                                      100,000            100         99,900                       100,000

Net loss, 2001                                                                                              (393,664)      (393,664)
                                                              ---------------------------------------------------------------------

Balance December 31, 2001                                     1,960,000    $     1,960    $   691,040   $   (704,673)   $   (11,673)

The notes to consolidated financial statements are an integral part of the above statement.

                    GENETHERA, INC. AND SUBSIDIARY
                     (A DEVELOPMENT STAGE COMPANY)
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) FOR THE PERIOD FROM OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2003

                                                                    COMMON STOCK            PAID IN     ACCUMULATED
                                                                 SHARES       AMOUNT        CAPITAL        DEFICIT          TOTAL
                                                              =====================================================================
                               sub-total                      1,960,000    $     1,960    $   691,040   $   (704,673)   $   (11,673)

Additional paid in capital - related party                           --             --         83,262                        83,262
                                                              ---------------------------------------------------------------------

Balance before recapitalization                               1,960,000          1,960        774,302       (704,673)        71,589

Recapitalization on February 25, 2002                           697,176            697      1,000,702     (1,116,054)      (114,655)
                                                              ---------------------------------------------------------------------

Balance after recapitalization February 25, 2002              2,657,176          2,657      1,775,004     (1,820,727)       (43,066)

Issuance of shares of common stock in connection
  with convertible notes payable                                 21,000             21         10,479                        10,500

Issuance of shares of common stock in connection
  with conversion                                                60,000             60         29,940                        30,000

Additional paid in capital - related party                           --             --        285,700                       285,700

Net loss, 2002                                                                                              (999,663)      (999,663)
                                                              ---------------------------------------------------------------------

Balance December 31, 2002, RESTATED                           2,738,176          2,738      2,101,123     (2,820,390)      (716,529)

Additional paid in capital contributed as equipment                  --             --        201,976                       201,976
                                                              ---------------------------------------------------------------------

                               sub-total                      2,738,176    $     2,738    $ 2,303,099   $ (2,820,390)   $  (514,553)

The notes to consolidated financial statements are an integral part of the above statement.

                    GENETHERA, INC. AND SUBSIDIARY
                     (A DEVELOPMENT STAGE COMPANY)
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) FOR THE PERIOD FROM OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2003

                                                                    COMMON STOCK            PAID IN     ACCUMULATED
                                                                 SHARES       AMOUNT        CAPITAL        DEFICIT          TOTAL
                                                              =====================================================================
                               sub-total                      2,738,176    $     2,738    $ 2,303,099   $ (2,820,390)   $  (514,553)

Additional paid in capital - related party                           --             --        200,000                       200,000

Beneficial conversion feature                                                                 319,221                       319,221

Shares issued in exchange for services                          715,000            715        607,035                       607,750

Shares issued to officer                                        600,000            600      1,163,400                     1,164,000

Shares issued on conversion                                     663,302            663        330,989                       331,652

Shares issued on conversion                                      80,000             80        191,120                       191,200

Net loss, 2003                                                                                            (3,080,740)    (3,080,740)
                                                              ---------------------------------------------------------------------

Balance December 31, 2003, RESTATED                           4,796,478    $     4,796    $ 5,114,864   $ (5,901,130)   $  (781,470)
                                                              =====================================================================

The notes to consolidated financial statements are an integral part of the above statement.

                   GENETHERA, INC. AND SUBSIDIARY
                   (A DEVELOPMENT STAGE COMPANY)
               CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                           For the period from
                                                                                             October 5, 1998
                                                              Year ended December 31,         (inception) to
                                                               2003              2002        December 31, 2003
                                                             Restated          Restated           Restated
                                                           -----------        -----------        -----------
Cash flows from operating activities:
  Net loss                                                 $(3,080,740)       $  (999,663)       $(4,785,076)

  Adjustments to reconcile net loss to net
    cash used in operating activities:
      Depreciation and amortization                             69,344             44,383            161,727
      Compensation in exchange for common stock              1,771,750                 --          2,238,750
      Beneficial conversion feature                            319,221                 --            319,221
      (Increase) decrease in accounts receivable                 5,517             (5,517)                --
      (Increase) decrease in inventory                          24,999            (24,999)                --
      (Increase) decrease in other assets                       44,090            (39,802)            36,748
      Increase (decrease) in accounts payable
        and accrued liabilities                                205,553            495,564            734,140
                                                           -----------        -----------        -----------

      Total adjustments                                      2,440,474            469,629          3,490,586
                                                           -----------        -----------        -----------

  Net cash used in operating activities                       (640,266)          (530,034)        (1,294,490)
                                                           -----------        -----------        -----------

Cash flows from investing activities:
  Cash payments for the purchase of property                    (8,735)           (11,535)           (35,069)
                                                           -----------        -----------        -----------

  Net cash used in investing activities                         (8,735)           (11,535)           (35,069)
                                                           -----------        -----------        -----------

Cash flows from financing activities:
  Bank overdraft                                                35,486                 --             35,486
  Capital contributed as equipment                             201,976                 --            272,376
  Principal payments on note/leases  payable                   (31,155)           (34,807)           (70,815)
  Proceeds from capital contributions                               --            418,962            443,962
  Proceeds from loans payable                                  433,550            165,410            648,550
                                                           -----------        -----------        -----------

  Net cash provided by financing activities                    639,857            549,565          1,329,559
                                                           -----------        -----------        -----------

  Net increase in cash and cash equivalents                     (9,144)             7,996                 --

  Cash and cash equivalents, beginning of year                   9,144              1,148                 --
                                                           -----------        -----------        -----------

  Cash and cash equivalents, end of year                   $        --        $     9,144        $        --
                                                           ===========        ===========        ===========

  Supplemental disclosures of cash flow information:
  a) Cash paid during the period for:
     Interest expense                                      $     3,462        $     1,666        $     6,744
                                                           -----------        -----------        -----------

The notes to consolidated financial statements are an integral part of the above statement.

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE PERIOD FROM
                OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2003

NOTE 1    NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACOUNTING POLICIES

Nature of Operations
GeneThera, Inc. (the Company), formerly known as Hand Brand Distribution, Inc., was incorporated in November 1995, under the laws of the State of Florida. During 2002, the Company acquired GeneThera, Inc. (Colorado). GeneThera, Inc. (Colorado) is a biotechnology company that develops molecular assays for the detection of food contaminating pathogens, veterinary diseases and genetically modified organisms. The Company also owned Family Health News, a subsidiary that was sold in 2003.

GeneThera, Inc. (Colorado) is considered to be in the development stage. Activity during the development stage includes organization, and implementation and revision of the business plan. GeneThera, Inc. (Colorado) also provides research services to unrelated parties.

Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, GeneThera, Inc. (Colorado). All significant inter-company balances and transactions have been eliminated. The accounts of Family Health News have been consolidated through September 30, 2003.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment
Property and equipment are stated at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets, which is 5 - 10 years.

Revenue Recognition
Revenues are recognized when services are rendered.

Loss per Share
Basic loss per share for each year is computed by dividing loss for the year by the weighted average number of common shares outstanding during the year. Diluted loss per share includes the effects of common stock equivalents to the extent they are dilutive. At December 31, 2003 and 2002 all common stock equivalents were antidilutive and therefore diluted loss per share equaled basic loss per share.

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE PERIOD FROM
                OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2003

NOTE 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACOUNTING POLICIES - CONTINUED

Advertising
Advertising costs are charged to operations in the year incurred. There were no advertising expenses for the years ended December 31, 2003 and 2002.

Cash and Cash Equivalents
The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounting Pronouncements
The Financial Accounting Standards Board has recently issued several new accounting pronouncements, which may apply to the Company. Statement No. 141, Business Combinations (SFAS 141) establishes revised standards for accounting for business combinations. Specifically, the statement eliminates the pooling method, provides new guidance for recognizing intangible assets arising in a business combination, and calls for disclosure of considerably more information about a business combination. This statement is effective for business combinations initiated on or after July 1, 2001. The adoption of this pronouncement on July 1, 2001 did not have a material effect on the Company's financial position, results of operations or liquidity.

Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets supercedes Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of (SFAS 121). Though it retains the basic requirements of SFAS 121 regarding when and how to measure an impairment loss, SFAS 144 provides additional implementation guidance. SFAS 144 excludes goodwill and intangibles not being amortized among other exclusions. SFAS 144 also supersedes the provisions of APB 30, Reporting the Results of Operations, pertaining to discontinued operations. Separate reporting of a discontinued operation is still required, but SFAS 144 expands the presentation to include a component of an entity, rather than strictly a business segment as defined in SFAS 131, Disclosures about Segments of an Enterprise and Related Information. SFAS 144 also eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. This statement is effective for all fiscal years beginning after December 15, 2001. SFAS 144 was implemented on these consolidated financial statements as explained in Note 13.

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE PERIOD FROM
                OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2003

NOTE 2    CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to credit risk include cash on deposit with three financial institutions. Financial institutions insure depositors for up to $100,000 through the U.S. Federal Deposit Insurance Corporation. The Company had a bank overdraft at December 31, 2003.

NOTE 3    PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2003 and 2002 consisted of the following:

                                                            2003                    2002
                                                         ---------                ---------
                                                        (As Restated)           (As Restated)

       Computers                                         $  32,523                $  12,372
       Office equipment                                          0                    5,414
       Telephone system                                      5,119                    3,400
       Furniture & fixtures                                  1,465                   76,743
       Laboratory equipment                                578,041                  277,194
                                                         ---------                ---------

                                                           617,148                  375,123
             Less accumulated depreciation                (136,276)                (136,249)
                                                         ---------                ---------

                                                         $ 480,872                $ 238,874
                                                         =========                =========

Depreciation expense for the years ended December 31, 2003 and 2002 was $66,093 and $40,824, respectively.

During the year ended December 31, 2002, the Company entered into capital lease agreements to acquire laboratory equipment and a computer. (See Note 4)

NOTE 4    LEASES

Operating Leases
The Company leases office space and vehicles under non-cancelable operating leases for its Colorado facility, which have initial terms in excess of one year.

Total lease expense for the years ended December 31, 2003 and 2002 was $104,509, and $98,457, respectively.

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE PERIOD FROM
                OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2003

NOTE 4    LEASES - CONTINUED

Capital Leases
The Company's property under capital leases is included in property and equipment (See Note 3) and is summarized as follows:

                                                       2003                    2002
                                                     --------                --------
                                                    (As Restated)        (As Restated)
       Laboratory Equipment                          $ 31,574                $ 31,574
       Computer                                         2,672                   2,672
                                                     --------                --------
                                                       34,246                  34,246
       Less:  Accumulated depreciation                 (6,441)                 (1,306)
                                                     --------                --------

       Net assets under capital leases               $ 27,805                $ 32,940
                                                     ========                ========

Future minimum lease payments under these non-cancelable operating leases and capital leases at December 31, 2003 were as follows:

                                                 Operating             Capital
                                                  Leases                Leases
                                                 ---------            ----------
         2004                                    $  63,337           $    12,135
         2005                                            0                 1,035
         2006                                            0                   691
         2007                                            0                     0
         2008 and thereafter                             0                     0
                                                 ---------            ----------

                                                 $  63,337            $   13,861
                                                 =========            ==========

Total interest expense, including late fees, under capital leases was $2,510 and $634 for the years ended December 31, 2003 and 2002, respectively.

NOTE 5    LOAN PAYABLE

The Company has an outstanding loan payable to a related party as follows:

                                                          2003                 2002
                                                       --------             --------
                                                      (As Restated)      (As Restated)
       Loan payable with no interest, due on
         demand, unsecured                             $      0             $ 50,000
       Less current portion                                  (0)             (50,000)
                                                       --------             --------

       Total long-term loan payable                    $      0             $      0
                                                       ========             ========

There was no interest expense for the years ended December 31, 2003 and 2002.

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE PERIOD FROM
                OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2003

NOTE 6    NOTES PAYABLE

The Company has outstanding notes payable at December 31, 2003 and 2002 as follows:

                                                                        2003                    2002
                                                                     ---------                ---------
                                                                   (As Restated)            (As Restated)
Various notes payable with interest rates ranging from
0% to 14%; various terms; secured by equipment and
personal guarantees                                                  $ 193,405                $ 156,883
Less current portion:                                                 (193,405)                (131,683)
                                                                     ---------                ---------

Total long-term note payable                                         $       0                $  25,200
                                                                     =========                =========

Total interest expense for the year ended December 31, 2003 and 2002 was $1,692 and $3,404, respectively.

NOTE 7    CONVERTIBLE NOTES PAYABLE

                                                                         2003            2002
                                                                      --------         --------
                                                                   (As Restated)     (As Restated)
Various convertible notes payable, with interest at 6%; due
January 5, 2005; convertible into shares of common stock at
$1.00 per share                                                       $      0         $ 85,600

Note payable - line of credit loan not to exceed one million dollars. For each draw, the borrower will issue a convertible promissory note bearing a 6% interest rate per year through
January 14, 2004, and 12% interest rate from January 15,
2004; convertible into shares of common stock at $1.40 per
share, subject to adjustment                                                 0          150,000

Various convertible notes payable to individuals, with
interest at 8%; due at various dates from April 14, 2003
through June 18, 2004; convertible into shares of common
stock at a price of $0.50 per share                                    223,124           61,000

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE PERIOD FROM
                OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2003

NOTE 7    CONVERTIBLE NOTES PAYABLE - CONTINUED

                                                                         2003               2002
                                                                      ---------          ---------
                                                                   (As Restated)        (As Restated)
A convertible note payable to an individual, with interest at
10%; due May 16, 2004; convertible into shares of common
stock at a price of $0.25 per share. As of the balance sheet date, the option to convert into shares of common stock was
not exercised                                                            63,750                  0
                                                                      ---------          ---------

                                                                        286,874            296,600
Less:  current portion                                                 (286,874)           (61,000)
                                                                      ---------          ---------

Total long-term convertible notes payable                             $       0          $ 235,600
                                                                      =========          =========

Interest expense for the years ended December 31, 2003 and 2002 was $15,677 and $10,215, respectively.

NOTE 8    EQUITY LINE OF CREDIT

During 2002, the Company entered into an agreement to obtain a private equity line of credit for up to $30,000,000, in exchange for common stock and warrants, for a period of 36 months.

The Company agreed to pay a commission fee of $300,000, plus legal fees totaling $30,000, with rights to convert into shares of common stock at $1 per share on or before September 15, 2002. On September 28, 2002, 660,000 shares (after 2:1 forward stock split) were issued pursuant to the agreement. On May 12, 2003, the board of directors resolved to nullify the transaction due to failure of consideration, following General Counsel's advice. Consequently, the 660,000 shares were canceled and the financial statements were adjusted to reflect the cancellation.

NOTE 9    STOCKHOLDERS' EQUITY (DEFICIT)

Common Stock
On March 5, 1999, the Company issued 420,000 of common stock valued at $36,000 according to an employment agreement, approved by the board of directors, to a founder for services rendered during 1999. Accordingly, consultant expense of $36,000 was charged to operations.

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE PERIOD FROM
                OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2003

NOTE 9    STOCKHOLDERS' DEFICIT - CONTINUED

Common Stock
On March 5, 1999, 100,000 shares of common stock were issued in exchange for used equipment with a fair market value of $34,586, supplies, and other items totaling $25,414, and $40,000 in cash from an unrelated party. Accordingly, lab equipment was recorded at $34,586, supplies at $21,414, and glassware at $4,000
- the market value for these items.

On April 1, 1999, according to a contract agreement to provide computer services, the Company issued 60,000 shares of common stock valued at $60,000, in exchange for computer & consulting services in the amount of $55,000, and $5,000 in cash. Accordingly, consultant expense of $55,000 was charged to operations.

On April 1, 1999, 5,000 shares of common stock valued at $1.00 per share were issued to an unrelated party for $5,000 in cash.

On January 1, 2000, 25,000 shares of common stock valued at $1.00 per share were issued in exchange for services rendered. Accordingly, consultant expense of $25,000 was charged to operations.

On April 10, 2000, according to a contract agreement to provide management services, the Company issued 40,000 shares of common stock valued at $40,000, in exchange for management services. Accordingly, consultant expense of $40,000 was charged to operations.

On May 15, 2000, according to a contract agreement to provide consulting services, the Company issued 10,000 shares of common stock valued at $12,000. Accordingly, consultant expense of $12,000 was charged to operations.

On February 15, 2001, the Company issued 1,125,000 shares of common stock valued at $240,000 according to an employment agreement, approved by the board of directors, to an officer in lieu of salary for services rendered during 2000 & 2001. Accordingly, salary expense of $120,000 was charged to operations at December 31, 2001 and $120,000 in 2000.

On February 15, 2001, the board of directors of the Company approved the issuance of 60,000 shares of common stock valued at $60,000 to an officer in lieu of salary for services rendered. Accordingly, salary expense of $60,000 was charged to operations.

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE PERIOD FROM
                OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2003

NOTE 9    STOCKHOLDERS' DEFICIT - CONTINUED

Common Stock
On February 15, 2001, the board of directors of the Company approved the issuance of 15,000 shares of common stock valued at $15,000 to an officer in lieu of salary for services rendered. Accordingly, salary expense of $15,000 was charged to operations.

On October 1, 2001, according to a contract agreement to provide consulting services, the Company issued 100,000 shares of common stock valued at $100,000. Accordingly, consultant expense of $100,000 was charged to operations.

As a result of the recapitalization on February 25, 2002, the Company is deemed to have issued 697,176 common shares to the stockholders of GeneThera, Inc. (f/k/a Hand Brand Distribution, Inc.).

During November 2002, certain holders exercised their option to convert $40,500 in convertible notes payable per various agreements dated in 2002. As a result, 81,000 shares of common stock were issued.

In June 2003, the Company issued 715,000 shares of common stock in exchange for consulting services. The fair market value of the shares was $.85 on the date of issuance. Accordingly, consultant expense of $607,750 was charged to operations.

On November 15, 2003, the Company issued 600,000 shares of common stock as "officer incentive" to an officer of the Company following a resolution of the board of directors. The fair market value of the shares was $1.94 on the date of issuance. Accordingly, salary expense of $1,164,000 was charged to operations.

During 2003, certain holders exercised their option to convert $331,652 in convertible notes payable per various agreements dated in 2002 and 2003. As a result, 663,302 shares of common stock were issued.

On October 1, 2004, the Company issued 80,000 shares of common stock to the President of FHNI to satisfy all outstanding convertible notes and accrued interest for funds loaned to the Company. Additionally, the Company released and conveyed all interest in the FHNI to its president. Although signed on August 1, 2004, the agreement was effective NUNC PRO TUNC ("now for then") to October 1, 2003.

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE PERIOD FROM
                OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2003

NOTE 10   INCOME TAXES

The Company has no current or deferred income tax due to its operating losses.

The Company has a federal net operating loss carryforward at December 31, 2003 and 2002 of approximately $4,930,000 and $2,600,000, respectively, subject to annual limitations prescribed by the Internal Revenue Code, that are available to offset future taxable income through 2023. A 100% valuation allowance has been recorded to offset the net deferred taxes due to uncertainty of the Company's ability to generate future taxable income.

The provision (benefit) for income taxes is comprised of the following:

                                                                          2003                  2002
                                                                       -----------          -----------
                                                                      (As Restated)        (As Restated)
Current  taxes                                                         $         0          $         0

         Deferred tax benefit:
           Net operating loss carryforward                                 972,000              267,000
           Accrued wages                                                    76,000               72,000
           Change in valuation allowance                                (1,048,000)            (339,000)
                                                                       -----------          -----------

                    Total provision (benefit) for income taxes         $         0          $         0
                                                                       ===========          ===========

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the net deferred tax assets (liabilities) were as follows:

                                                                   2003                 2002
                                                               -----------          -----------
                                                              (As Restated)        (As Restated)
Deferred tax assets
         Loss carryforward, including recapitalization         $ 1,858,000          $   884,000
         Accrued wages                                             148,000               74,000
                                                               -----------          -----------

           Total deferred tax assets                             2,006,000              958,000

         Valuation allowance                                    (2,006,000)            (958,000)
                                                               -----------          -----------

           Net deferred tax assets                             $         0          $         0
                                                               ===========          ===========

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE PERIOD FROM
                OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2003

NOTE 11   AMENDMENT TO ARTICLES OF INCORPORATION

Following a resolution of the board of directors, the Company amended its articles of incorporation effective June 16, 2003, to change the Company's name from Hand Brand Distribution, Inc. to GeneThera, Inc., and to provide for a maximum of 100,000,000 shares of common stock and 20,000,000 shares of preferred stock.

NOTE 12   RESTATEMENT

On February 25, 2002, GeneThera, Inc., f/k/a Hand Brand Distribution, Inc., (the Company), entered into an agreement to acquire GeneThera, Inc. (Colorado). The Company was to issue 6 shares of common stock (after a 2:1 forward stock split) for each share of GeneThera, Inc. (Colorado). At the end of the transaction the Company would have issued a total of 16,611,900 shares of common stock and own approximately 91% of GeneThera, Inc. (Colorado). At the time the agreement was signed, the Company did not have sufficient authorized shares of common stock to complete the transaction. The stockholders of GeneThera, Inc. (Colorado) decided to proceed with the acquisition and agreed to delay receipt of the shares until the Company increased the number of authorized shares. This did not occur until late in 2003. In the 10-K filed for the year ended December 31, 2002, the Company reported a total of 18,621,476 shares issued, but only 2,009,576 outstanding. The 16,611,900 shares of common stock related to the acquisition were never issued due to the insufficient number of authorized shares of common stock of the Company.

The assets of GeneThera, Inc. (f/k/a Hand Brand Distribution, Inc.) and GeneThera, Inc. (Colorado) are at historical cost as of December 31, 2001. The value of the net assets of GeneThera, Inc. at the time of the acquisition is the same as the historical negative book value of ($114,654). For the recapitalization, equity accounts of GeneThera, Inc. (Colorado) have been restated, based on the ratio of exchange of 1 (one) share of the Company for 1
(one) share of GeneThera, Inc. (Colorado).

The financial statements became those of GeneThera, Inc. (Colorado), with adjustments to reflect the changes in equity structure. The operations are those of GeneThera, Inc. (Colorado) from inception, October 5, 1998 to December 31, 2003, and those of GeneThera, Inc. (f/k/a Hand Brand Distribution, Inc.) from February 25, 2002, the recapitalization date.

During the first quarter of 2003, the agreement of February 25, 2002 was rescinded and a new acquisition agreement was signed. At this time, the board of directors of the Colorado corporation resolved to restructure the equity of the Colorado corporation, whereby of the 3,039,050 shares of common stock issued and outstanding (including the minority interest) at the time of the first agreement, only 1,960,000 shares of common stock remained at March 23, 2003.

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE PERIOD FROM
                OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2003

NOTE 12   RESTATEMENT - CONTINUED

The canceled shares had the following effect on the Colorado corporation:

                                                   Shares  of            Additional       Accumulated
                                                 Common Stock           Paid in Capital        Deficit
                                                    -----------          -----------          -----------
As reported February 25, 2002 - before
         acquisition                                 18,234,300          $ 1,048,428          $  (995,073)
     Adjustments
         Reversal 3:1 (2:1 fwd stock split)         (15,195,250)              10,463                    0
         Cancelled shares                              (290,400)            (290,109)             290,400
         Cancelled shares                              (788,650)               5,520                    0
                                                    -----------          -----------          -----------

     Total adjustments                              (16,274,300)            (274,126)             290,400
                                                    -----------          -----------          -----------
As restated - retroactive to
      February 25, 2002 acquisition                   1,960,000          $   774,302          $  (704,673)
                                                    ===========          ===========          ===========

During 2002, the Company issued a total of 1,312,400 shares--652,400 related to convertible notes, and the remaining 660,000 shares associated with a credit line commitment fee having an option to convert. By resolution of the Board of Directors a total of 1,231,400 shares were canceled.

Following is the aggregate effect on the consolidated financial statements of the Company at December 31, 2002, reflecting the cancellation of shares by both the Colorado corporation and the Company, as well as the retroactive effect of the initial acquisition as per the terms of the new agreement dated March 23, 2003.

                                                   Shares of             Additional           Accumulated
                                                 Common Stock           Paid in Capital          Deficit
                                                  ------------          ------------          ------------
As reported December 31, 2002                       18,621,476          $  2,433,240          $ (3,401,716)
    Adjustments
         Rescission/Acquisition                    (16,274,300)             (274,126)              290,400
         Reversal minority interest                  1,622,400               270,778               (62,998)
         Cancelled shares                             (660,000)             (329,340)              330,000
         Cancelled shares                             (571,400)                  571                     0
         FHNI adjustment COGS                                0                     0                23,924
                                                  ------------          ------------          ------------

As restated retroactive December 31, 2002         $  2,738,176          $  2,101,123          $ (2,820,390)
                                                  ============          ============          ============

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE PERIOD FROM
                OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2003

NOTE 12   RESTATEMENT - CONTINUED

The consolidated financial statements of the Company included in the 10-KSB for December 31, 2003 depicted the new acquisition as of March 23, 2003, and considered the 2002 reverse acquisition null and void. The historical information was that of the Colorado corporation. After reviewing FAS 141, Business Combination and all facts surrounding the original acquisition, the rescission and consequent re-acquisition, the Company determined that even though the January 2002 acquisition agreement was rescinded, control of the Company remained continuously with the Colorado corporation through its major shareholders. Consequently, the consolidated financial statements for December 31, 2003 are restated as follows:

                                                  Shares of          Additional          Accumulated
                                                 Common Stock      Paid in Capital          Deficit
                                                  ---------          -----------          -----------
As reported December 31, 2003                     4,749,976          $ 4,300,500          $(4,798,772)
     Adjustments
         Additional liabilities                           0                    0              (26,989)
         Reclassification of supplies                     0                    0              (33,314)
         Revaluation of fixed assets                      0             (248,024)              11,649
         Related party debt                               0              568,962             (518,962)
         Beneficial conversion features                   0              319,221             (319,221)
         Correction of shares converted             (33,498)             (16,915)                   0
         Consolidation of FHNI                            0                    0              (93,457)
         Disposal of subsidiary                      80,000              191,120             (122,064)
                                                  ---------          -----------          -----------

As restated December 31, 2003                     4,796,478          $ 5,114,864          $(5,901,130)
                                                  =========          ===========          ===========

NOTE 13   CONSOLIDATION AND DIVESTITURE OF SUBSIDIARY

The consolidated financial statements of the Company included in the 10-KSB filed for December 31, 2003 did not include the financial statements of its wholly own subsidiary Family Health News, Inc. (FHNI). Further evaluation of the applicable standards revealed that FAS 144 amended ARB 51, and eliminated the exemption to consolidation for a subsidiary for which control is likely to be temporary. In reevaluating the accounting treatment, the Company restated the consolidated financial statements for the year ended December 31, 2003 to include FHNI and the results of its operations through September 30, 2003, and the effect of its disposal on October 1, 2003. On August 1, 2004 the Company signed a resolution agreement with the President of FHNI. As stated in the agreement, the Company issued 80,000 shares of common stock to the President of FHNI to satisfy all outstanding convertible notes and accrued interest for funds loaned to the Company. Additionally, the Company released and conveyed all interest in the FHNI to its president. Although signed on August 1, 2004, the agreement was effective NUNC PRO TUNC ("now for then") to October 1, 2003.

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE PERIOD FROM
                OCTOBER 5, 1998 (INCEPTION) TO DECEMBER 31, 2003

NOTE 13   CONSOLIDATION AND DIVESTITURE OF SUBSIDIARY - CONTINUED

As a result of the disposition the Company recorded a loss of $113,026. FHNI had net sales of $119,445 and a net loss of $9,039 through September 31, 2003, which is included as loss from operations on the consolidated financial statements.

At December 31, 2003, there were no assets related to discontinued operations on the consolidated balance sheet.

NOTE 14   CONTINGENCIES & LITIGATIONS

In the normal course of business, GeneThera, Inc. had a dispute with a company for failing to perform services, and is pursuing damages relating to the non-performance. The Company has reserved $10,000 to resolve this matter.

The ultimate outcome of this matter is unknown at this time. In the opinion of management, the outcome will have no adverse effect on the financial statements.

NOTE 15   GOING CONCERN UNCERTAINTY

These financial statements are presented assuming the Company will continue as a going concern. For the years ended December 31, 2003 and 2002, the Company showed restated operating losses of $2,967,714 and $999,663, respectively. The accompanying financial statements indicate that current liabilities exceed current assets by $1,268,620 and $737,978 for the restated years ended December 31, 2003 and 2002, respectively.

In addition, the Company is in default for payments on notes payable in the amount of $116,405 including accrued interest. These factors raise substantial doubt about its ability to continue as a going concern. Management's plan with regard to these matters includes raising working capital to assure the Company's viability, through private or public equity offering, and/or debt financing, and/or through the acquisition of new business or private ventures.

                                 GENETHERA, INC.
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                        CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                SIX MONTHS ENDED

                                  JUNE 30, 2004

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                        CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                         SIX MONTHS ENDED JUNE 30, 2004

                                TABLE OF CONTENTS

                                                                      Page No.

Report of Independent Accountants                                       F-2

Consolidated Balance Sheet June 30, 2004 (unaudited)                    F-3

Consolidated Statements of Operations for the Three Months
  and Six Months Ended June 30, 2004 and 2003 (unaudited)               F-4

Consolidated Statements of Stockholders' Equity (Deficit) for the
  Period From October 5, 1998 (Inception) to June 30, 2004              F-6

Consolidated Statements of Cash Flows for the Six Months Ended
  June 30, 2004 and 2003 (unaudited)                                    F-11

Notes to Consolidated Financial Statements (unaudited)                  F-12

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
GeneThera, Inc.
Wheat Ridge, Colorado

We have reviewed the accompanying consolidated balance sheet of GeneThera, Inc. (a development stage company) and its wholly-owned subsidiary as of June 30, 2004 (unaudited), and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the periods ended June 30, 2004 and 2003 and for the period from October 5, 1998 (inception) to June 30, 2004. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial statements for them to be in conformity with U.S. generally accepted accounting principles.

KANTOR, SEWELL & OPPENHEIMER, PA
Certified Public Accountants

Hollywood, Florida
July 23, 2004

                        PART 1 - FINANCIAL INFORMATION

Item 1. Financial Statements

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2004
                                   (UNAUDITED)

                                     Assets

Current assets
  Cash                                                              $ 15,740
  Prepaid expenses                                                    61,848
                                                              ---------------
Total current assets                                                  77,588

Property and equipment, net                                          460,840

Other assets
  Deposits                                                             5,278
  Other assets                                                         3,576
                                                              ---------------
                                                                       8,854
                                                              ---------------

                                                                   $ 547,282
                                                              ===============

                      Liabilities and Stockholders' Deficit

Current liabilities
  Accounts payable                                                 $ 105,951
  Accrued expenses                                                   556,144
  Lease payable                                                        5,370
  Notes payable                                                       44,517
  Convertible notes payable                                          121,101
                                                              ---------------
                                                                     833,083

Stockholders' deficit
  Preferred stock, $0.001 par value, 20,000,000 shares authorized;
    no shares issued and outstanding                                       -
  Common stock $.001 par value, authorized 100,000,000 shares;
    17,925,055 issued and outstanding                                 17,925
  Additional paid in capital                                      22,496,059
  Accumulated deficit                                            (22,799,785)
                                                              ---------------
                                                                    (285,801)
                                                              ---------------

                                                                   $ 547,282
                                                              ===============

                       See notes to financial statements.

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                               For the period from
                                            For the period ended June 30,                                        OCTOBER 5, 1998
                                                 Three months ended                    SIX MONTHS ENDED          (INCEPTION) TO
                                               2004              2003               2004               2003       JUNE 30, 2004
                                           ------------------------------      ------------------------------      ------------
Income
Sales net of returns                       $         --      $     16,818      $         --      $     40,041      $    197,057
Research fees                                        --             5,000                --             5,000           188,382
                                           ------------------------------      ------------------------------      ------------
                                                 21,818                --            45,041           385,439
Cost of sales                                        --            (9,865)               --           (16,950)          (64,099)
                                           ------------------------------      ------------------------------      ------------

Gross profit                                         --            11,953                --            28,091           321,340

Expenses
   General and administrative expenses           87,310            55,442           211,102           102,262         1,093,603
Sales expenses                                       --             7,168                --            12,199           239,825
Lab expenses                                      8,293               275            18,356             2,588           309,685
Insurance                                         3,571             1,473            14,656             4,504           150,092
Consulting                                      500,278                --           735,778            20,684         1,564,104
Professional fees                                29,332           182,619           147,028           232,619           228,331
Salaries                                         42,428            74,220            97,152           168,389           704,976
Other compensation                           14,405,976                --        14,405,976                --        15,569,976
Lease expense                                    19,947             2,120            54,269            59,187           288,882
   Depreciation and amortization                     --            11,553            25,541            19,740           157,381
                                           ------------------------------      ------------------------------      ------------

                                             15,097,135           334,870        15,709,858           622,172        20,306,855
                                           ------------------------------      ------------------------------      ------------

Loss from operations                        (15,097,135)         (322,917)      (15,709,858)         (594,081)      (19,985,515)

Other income (expenses)
Other income (expenses),net                                       (77,772)                            (77,467)          (36,565)
Interest expense                                (45,833)          (28,826)       (1,188,797)          (31,990)       (1,548,623)
                                           ------------------------------      ------------------------------      ------------

Net  loss from operations                  $(15,142,968)     $   (429,515)     $(16,898,655)     $   (703,538)     $(21,570,703)
Net  loss from operations                  $(15,142,968)     $   (429,515)     $(16,898,655)     $   (703,538)     $(21,570,703)

Loss from discontinued operations                    --                --                --                --          (113,026)
                                           ------------------------------      ------------------------------      ------------

Net loss                                   $(15,142,968)     $   (429,515)     $(16,898,655)     $   (703,538)     $(21,683,729)
                                           ==============================      ==============================      ============

Loss per common share                      $      (0.84)     $      (0.22)     $      (0.94)     $      (0.85)     $      (1.21)

                       See notes to financial statements.

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
            PERIOD FROM OCTOBER 5, 1998 (INCEPTION) TO JUNE 30, 2004

                                                           Common Stock                   Paid in       Accumulated
                                                              Shares        Amount         Capital        Deficit       Total
                                                           ------------   ------------   ------------  ------------   ------------
Issuance of common stock to founders for consulting
services rendered at an aggregate of $36,000                    420,000   $        420   $     35,580  $         --   $     36,000
                                                           -----------------------------------------------------------------------

Issuance of common stock in exchange for equipment
supplies and cash                                               100,000            100         99,900                      100,000

Issuance of common stock according to a contract for
computer services and financing                                  60,000             60         59,940                       60,000

Issuance of common stock in exchange for cash                     5,000              5          4,995                        5,000

Net loss, 1999                                                                                              (84,350)       (84,350)
                                                           -----------------------------------------------------------------------

Balance December 31, 1999                                       585,000            585        200,415       (84,350)       116,650

Issuance of common stock in exchange for consulting
services rendered                                                25,000             25         24,975                       25,000
                                                           -----------------------------------------------------------------------

                                   sub-total                    610,000   $        610   $    225,390  $    (84,350)  $    141,650

Issuance of common stock in exchange for an agreement
for management and financing for $80,000                         40,000             40         39,960                       40,000

Issuance of common stock in exchange for a consulting
agreement                                                        10,000             10         11,990                       12,000

Net loss, 2000                                                                                             (226,659)      (226,659)
                                                           -----------------------------------------------------------------------

Balance  December 31, 2000                                      660,000            660        277,340      (311,009)       (33,009)

Issuance of common stock to an officer in lieu of salary      1,125,000          1,125        238,875                      240,000

Issuance of common stock to an employee in lieu of salary        60,000             60         59,940                       60,000

Issuance of common stock to an employee in lieu of salary        15,000             15         14,985                       15,000

Issuance of common stock in exchange for consulting
services                                                        100,000            100         99,900                      100,000

Net loss, 2001                                                                                             (393,664)      (393,664)
                                                           -----------------------------------------------------------------------
Balance December 31, 2001                                     1,960,000   $      1,960   $    691,040  $   (704,673)  $    (11,673)

                                   sub-total                  1,960,000   $      1,960   $    691,040  $   (704,673)  $    (11,673)

Recapitalization  on February 25, 2002                          697,176            697      1,000,702    (1,116,054)      (114,655)

Issuance of shares of common stock in connection
with convertible notes payable                                   21,000             21         10,479                       10,500

Issuance of shares of common stock in connection
with conversion                                                  60,000             60         29,940                       30,000

Additional paid in capital - related party                           --             --         83,262                       83,262

Additional paid in capital - related party                           --             --        285,700                      285,700

Net loss, 2002                                                                                             (999,663)      (999,663)
                                                           -----------------------------------------------------------------------

Balance December 31, 2002                                     2,738,176          2,738      2,101,123    (2,820,390)      (716,529)

Additional paid in capital contributed as equipment                  --             --        201,976                      201,976

Additional paid in capital - related party                           --             --        200,000                      200,000

Beneficial conversion feature                                                                 319,221                      319,221

Shares issued in exchange for services                          715,000            715        607,035                      607,750
                                                           -----------------------------------------------------------------------

                                   sub-total                  3,453,176   $      3,453   $  3,429,355  $ (2,820,390)  $    612,418

Shares issued to officer                                        600,000            600      1,163,400                    1,164,000

Shares issued on conversion                                     663,302            663        330,989                      331,652

Shares issued on conversion                                      80,000             80        191,120                      191,200

Net loss, 2003                                                                                           (3,080,740)    (3,080,740)
                                                           -----------------------------------------------------------------------

Balance December 31, 2003                                     4,796,478          4,796      5,114,864    (5,901,130)      (781,470)

Shares issued on conversion                                     934,926            935        650,528                      651,463

Shares issued to consultants for
services rendered ($4.11)                                        50,000             50        205,450                      205,500

Shares issued to consultants for
services rendered ($4.00)                                        30,000             30        119,970                      120,000

Beneficial conversion feature                                        --             --      1,178,107                    1,178,107

Shares issued on conversion                                     371,333            371        362,629                      363,000

Shares issued to officer ($1.58)                              8,743,339          8,744     13,805,732                    3,814,476
                                                           -----------------------------------------------------------------------

                                   sub-total                 14,926,076   $     14,926   $ 21,437,280  $ (5,901,130)  $ 15,551,076

Shares issued to officer ($1.30)                                455,000            455        591,045                      591,500

Shares issued to consultants for
services rendered ($1.58; $1.18)                                161,000            161        231,819                       231,980

Warrants exercised                                            2,382,979          2,383        235,915                      238,298

Net loss, June 30, 2004                                                                                 (16,898,655)   (16,898,655)
                                                           -----------------------------------------------------------------------

Balance  June 30, 2004 (Unaudited)                           17,925,055   $     17,925   $ 22,496,059  $(22,799,785)  $   (285,801)
                                                           =======================================================================

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                For the period from
                                                                                 October 5, 1998
                                                       Six months ended June 30,  (inception) to
                                                       2004            2003       June 30, 2004
                                                    ------------   ------------   ------------
Cash flows from operating activities:
  Net loss                                          $(16,898,655)  $   (703,538)  $(21,683,729)
                                                    ------------   ------------   ------------

  Adjustments to reconcile net loss to net
    cash used in operating activities:
Depreciation and amortization                             25,541         19,740        157,381
Compensation in exchange for common stock             15,201,754             --     17,440,504
Beneficial conversion feature                          1,178,107             --      1,497,328
Loss on discontinued operations                               --             --        113,026
(Increase) decrease in accounts receivable                    --         (5,517)            --
(Increase) decrease in inventory                              --         (7,200)            --
(Increase) decrease in other assets                      (64,417)      (319,849)       (70,703)
Increase (decrease) in accounts payable
and accrued liabilities                                 (107,025)       734,000        662,095
Increase (decrease) in deferred income                        --          5,899             --
                                                    ------------   ------------   ------------

      Total adjustments                               16,233,960        427,073     19,799,631
                                                    ------------   ------------   ------------

  Net cash used in operating activities                 (664,695)      (276,465)    (1,884,098)
                                                    ------------   ------------   ------------

Cash flows from investing activities:
  Cash payments for the purchase of property              (5,508)       (11,534)       (14,088)
                                                    ------------   ------------   ------------

  Net cash used in investing activities                   (5,508)       (11,534)       (14,088)
                                                    ------------   ------------   ------------

Cash flows from financing activities:
Bank overdraft                                                --         15,324             --
Capital contributed as equipment                              --             --        272,376
Principal payments on note/leases  payable              (152,057)            --             --
Proceeds from issuance of common stock                        --         83,262        155,000
Proceeds from loans payable                              838,000        193,910      1,486,550
                                                    ------------   ------------   ------------

  Net cash provided by financing activities              685,943        292,496      1,913,926
                                                    ------------   ------------   ------------

Net increase in cash and cash equivalents                 15,740          4,497         15,740

Cash and cash equivalents, beginning of year                  --             --             --
                                                    ------------   ------------   ------------

Cash and cash equivalents, end of year              $     15,740   $      4,497   $     15,740
                                                    ============   ============   ============

                                                                                  ------------
Supplemental disclosures of cash flow information:
a) Cash paid during the period for:
    Interest expense                                $         --   $         --   $      1,616
                                                    ------------   ------------   ------------

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                         SIX MONTHS ENDED JUNE 30, 2004

NOTE 1      PRINCIPLES OF CONSOLIDATION

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, GeneThera, Inc. (Colorado). All significant inter-company balances and transactions have been eliminated.

NOTE 2      BASIS OF PRESENTATION

The interim financial information included herein is unaudited; however, such information reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of the Company's financial position, results of operations, changes in stockholders' deficit and cash flows for the interim periods. All such adjustments are of a normal, recurring nature. The results of operations for the first six months of the year are not necessarily indicative of the results of operations that might be expected for the entire year.

The accompanying consolidated financial statements of the Company have been prepared in accordance with the instructions to Form 10-Q and, therefore, omit or condense certain footnotes and other information normally included in financial statements prepared in accordance with generally accepted accounting principles. It is suggested that these condensed financial statements should be read in conjunction with the Company's financial statements and notes thereto included in the Company's audited financial statements on Form 10-K/A for the fiscal year ended December 31, 2003. (See Note 9)

NOTE 3      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Pronouncements

The Financial Accounting Standards Board (FASB) issued SFAS No. 141, Business Combinations, which establishes revised standards for accounting for business combinations, eliminating the pooling method, and providing new guidance for recognizing intangible assets arising in a business combination. Additionally, SFAS No. 141 requires more prominent and more frequent disclosures in financial statements about a business combination. This statement is effective for business combinations initiated on or after July 1, 2001. The adoption of this pronouncement on July 1, 2001 did not have a material effect on the Company's financial position, results of operations or liquidity.

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                         SIX MONTHS ENDED JUNE 30, 2004

NOTE 3      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

SFAS 142, Goodwill and Other Intangible Assets provides guidance on accounting for the acquisition of intangibles, except those acquired in a business combination, which is subject to SFAS 141, and the manner in which intangibles and goodwill should be accounted for subsequent to their initial recognition. This statement is effective for all fiscal years beginning after December 15, 2001. The adoption of SFAS 142 on April 1, 2002 did not have a material effect on the Company's financial position, results of operations, or liquidity.

SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets provides implementation guidance regarding when and how to measure an impairment loss, and expands the presentation to include a component of an entity, rather than strictly a business segment. SFAS 144 also eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. This statement is effective for all fiscal years beginning after December 15, 2001. The adoption of SFAS 144 on April 1, 2002 did not have a material effect on the Company's financial position, results of operations or liquidity.

Earnings per Share

Basic earnings per share are computed based on the weighted average number of common shares outstanding during each year. Diluted earnings per share are computed based on the weighted average number of common shares outstanding during the period, plus the dilutive effect of potential future issuances of common shares relating to convertible notes.

NOTE 4      PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:
                                                                June 30,
                                                                  2004
                                                              -----------
      Computers                                               $   38,030
      Telephone System                                             5,118
      Furniture & fixtures                                         1,465
      Laboratory equipment                                       578,043
                                                              -----------
                                                                 622,656
      Less accumulated depreciation                             (161,816)
                                                              -----------
                                                                $460,840
                                                              ===========

Depreciation expense for the six months ended June 30, 2004 and 2003 was $25,541 and $19,740, respectively.

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                         SIX MONTHS ENDED JUNE 30, 2004

NOTE 5      CONVERTIBLE NOTES PAYABLE
                                                                 June 30,
                                                                   2004
                                                              ------------
Various  convertible notes payable to individuals,  with
interest  ranging from 8-10%;  due at various dates from
April 14, 2003 through June 18, 2004;  convertible  into
shares  of  common  stock at prices of $0.25 - $0.50 per
share.                                                        $  121,101

Less:  current portion                                          (121,101)
                                                              ------------
Total long-term convertible notes payable                     $        0
                                                              ============

For the six months ended June 30, 2004 and 2003, interest expense related to the convertible notes payable amounted to $10,690 and $3,019, respectively.

NOTE 6      STOCKHOLDERS' EQUITY (DEFICIT)

Common Stock

During the six months ended June 30, 2004, the Company issued 1,306,259 shares of common stock pursuant to conversion rights exercised by holders.

On January 16, 2004, the Company issued 30,000 shares pursuant to a one-year agreement with a consultant for a total of $120,000, based on the closing price on January 14, 2004. The Company charged one-half, or $60,000 to operations and the remaining $60,000 has been capitalized and prorated over the life of the agreement.

On January 26, 2004, the Company issued 211,000 shares for a total of $437,480 based on the closing price on date of issue. These shares were issued to a consultant for services rendered and resulted in an immediate charge to operations.

In June 2004, the Company issued 9,198,339 shares for a total of $14,405,976 based on the closing prices on the dates of issue. These shares were issued to the officer by resolution of the board of directors in conjunction with the completion of the reverse acquisition.

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                         SIX MONTHS ENDED JUNE 30, 2004

NOTE 7      GOING CONCERN UNCERTAINTY

These financial statements are presented assuming the Company will continue as a going concern. For the years ended December 31, 2003 and 2002, the Company showed operating losses of $3,080,740 and $2,431,761, respectively. The accompanying financial statements indicate that current liabilities exceed current assets by $755,495 for the six months ended June 30, 2004.

In addition, the Company is in default for payments on notes payable in the amount of $44,517, including accrued interest. These factors raise substantial doubt about its ability to continue as a going concern. Management's plan with regard to these matters includes raising working capital to assure the Company's viability, through private or public equity offering, and/or debt financing, and/or through the acquisition of new business or private ventures.

NOTE 8      SUBSIDIARY- SUBSEQUENT EVENT

On January 14, 2002, the board of directors voted to sell the stock of The Family Health News, Inc., subject to stockholder approval. On August 1, 2004 a final agreement was signed to dispose of the subsidiary. This agreement was effective nunc pro tunc to October 1, 2003. Consequently, the financial statements for the year ended December 31, 2003 will be restated to reflect this subsequent event, as if it had taken place October 1, 2003.

NOTE 9      RESTATEMENTS

The Company will restate the consolidated balance sheet at December 31, 2003 and the consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. The restatement is being made to reflect the proper accounting in accordance with accounting principles generally accepted in the United States in connection with beneficial conversion features on convertible debentures, revaluation of fixed assets, consolidation and disposal of a previously unconsolidated subsidiary, and impairment of long-lived assets.

The effect on the financial statements of the Company is as follows:

                                                                 As Originally
                                                 As Restated       Reported
                                               --------------   -------------

      Accumulated deficit - December 31, 2002   $ (2,820,390)    $  (2,367,011)
      Loss                                        (3,080,740)       (2,431,761)
                                                -------------    --------------

      Accumulated deficit - December 31, 2003   $ (5,901,130)    $  (4,798,772)
                                                ============     ==============

                                TABLE OF CONTENTS

                                                                           Page
                                                                            No.

Report of Independent Accountants                                            2

Consolidated Balance Sheet September 30, 2004 (unaudited)                    3

Consolidated Statements of Operations for the Three Months and Nine
   Months Ended September 30, 2004 and 2003 (unaudited)                      4

Consolidated Statements of Stockholders' Equity (Deficit) for the
   Period From October 5, 1998 (Inception) to September 30, 2004             6

Consolidated Statements of Cash Flows for the Nine Months Ended
   June 30, 2004 and 2003 (unaudited)                                       11

Notes to Consolidated Financial Statements (unaudited)                      12

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
GeneThera, Inc.
Wheat Ridge, Colorado

We have reviewed the accompanying consolidated balance sheet of GeneThera, Inc. (a development stage company) and its wholly-owned subsidiaries as of September 30, 2004 (unaudited), and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the periods ended September 30, 2004 and 2003 and for the period from October 5, 1998 (inception) to September 30, 2004. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial statements for them to be in conformity with U.S. generally accepted accounting principles.

KANTOR, SEWELL & OPPENHEIMER, PA
Certified Public Accountants

Hollywood, Florida
November 15, 2004

                        PART 1 - FINANCIAL INFORMATION

Item 1. Financial Statements

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)

                                     Assets

Current assets
Cash                                                               $         --
Prepaid expenses                                                         30,462
                                                                   ------------
Total current assets                                                     30,462

Property and equipment, net                                             428,083

Other assets
Deposits                                                                  5,278
License                                                                 326,250
Other assets                                                              4,941
                                                                   ------------
                                                                        336,470
                                                                   ------------
                                                                   $    795,014
                                                                   ============

                          Liabilities and Stockholders' Deficit
Current liabilities
Bank overdraft                                                     $     13,979
Accounts payable                                                        130,669
Accrued expenses                                                        573,221
Lease payable                                                             2,970
Loan payable - related party                                             12,428
Notes payable                                                            44,517
Convertible notes payable                                               116,451
                                                                   ------------
                                                                        894,235

Stockholders' deficit
Preferred stock, $0.001 par value, 20,000,000 shares authorized;
no shares issued and outstanding                                             --
Common stock $.001 par value, authorized 100,000,000 shares;
 18,425,455 issued and outstanding                                       18,425
Additional paid in capital                                           22,944,897
Accumulated deficit                                                 (23,062,542)
                                                                   ------------
                                                                        (99,220)
                                                                   ------------
                                                                   $    795,014
                                                                   ============

                       See notes to financial statements.

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                     For the period from
                                      For the period ended September 30,                              OCTOBER 5, 1998
                                            Three months ended               NINE MONTHS ENDED        (INCEPTION) TO
                                          2004             2003            2004            2003      SEPTEMBER 30, 2004
                                         -------------------------    ----------------------------    ------------
Income
Sales net of returns                     $      --    $         --    $         --    $     40,041    $    197,057
Research fees                                   --              --              --           5,000         188,382
                                         -------------------------    ----------------------------    ------------
                                                                --              --          45,041         385,439
Cost of sales                                   --              --              --         (16,950)        (64,099)
                                         -------------------------    ----------------------------    ------------
Gross profit                                    --              --              --          28,091         321,340

Expenses
   General and administrative expenses      47,288          75,656         252,727         177,918         998,883
Sales expenses                                  --          13,711              --          25,910          40,399
Lab expenses                                15,889           4,060          28,622           6,648         206,704
Insurance                                    3,893          10,432          18,549          14,936          70,024
Consulting                                 124,673              --         860,451          20,684       1,684,835
Professional fees                           27,290          22,095         174,319         254,714         426,207
Salaries                                       873          38,891         109,312         207,280         973,951
Other compensation                              --              --      14,405,976              --      15,569,976
Lease expense                               20,246          19,405          74,515          78,592         388,762
   Depreciation and amortization            32,776          13,556          58,317          33,296         220,044
                                         -------------------------    ----------------------------    ------------
                                           272,928         197,806      15,982,787         819,978      20,579,784
                                         -------------------------    ----------------------------    ------------

Loss from operations                      (272,928)       (197,806)    (15,982,787)       (791,887)    (20,258,444)

Other income (expenses)
Other income (expenses),net                 10,437              --          10,437         (77,467)        (26,128)
Interest expense                              (266)         (2,554)     (1,189,063)        (34,554)     (1,548,867)
                                         -------------------------    ----------------------------    ------------

Net  loss from operations                $(262,757)   $   (200,360)   $(17,161,413    $   (903,908)   $(21,833,439)

                       See notes to financial statements.

                        GENETHERA, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                     For the period from
                                      For the period ended September 30,                              OCTOBER 5, 1998
                                            Three months ended               NINE MONTHS ENDED        (INCEPTION) TO
                                          2004             2003            2004            2003      SEPTEMBER 30, 2004
                                         -------------------------    ----------------------------    ------------

Net  loss from operations                $(262,757)   $   (200,360)   $(17,161,413)   $   (903,908)   $(21,833,439)

Loss from discontinued operations               --              --              --              --        (113,026)

Net loss                                 $(262,757)   $   (200,360)   $(17,161,413)   $   (903,908)   $(21,946,465)
                                         =========================    ============================    ============

Loss per common share                    $   (0.01)   $      (0.10)   $      (0.96)   $      (1.09)   $      (1.22)

                       See notes to financial statements.

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
          PERIOD FROM OCTOBER 5, 1998 (INCEPTION) TO SEPTEMBER 30, 2004

                                                                   COMMON STOCK         PAID IN       ACCUMULATED
                                                                 SHARES    AMOUNT       CAPITAL         DEFICIT            TOTAL
                                                             ----------------------------------------------------------------------
Issuance of common stock to founders for consulting
services rendered at an aggregate of $36,000                    420,000    $   420    $    35,580    $          --     $     36,000

Issuance of common stock in exchange for equipment
supplies and cash                                               100,000        100         99,900                           100,000

Issuance of common stock according to a contract for
computer services and financing                                  60,000         60         59,940                            60,000

Issuance of common stock in exchange for cash                     5,000          5          4,995                             5,000

Net loss, 1999                                                                                             (84,350)         (84,350)
                                                             ----------------------------------------------------------------------

Balance December 31, 1999                                       585,000        585        200,415          (84,350)         116,650

Issuance of common stock in exchange for consulting
services rendered                                                25,000         25         24,975                            25,000
                                                             ----------------------------------------------------------------------
                             sub-total                          610,000    $   610    $   225,390    $     (84,350)    $    141,650

                       See notes to financial statements.

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
          PERIOD FROM OCTOBER 5, 1998 (INCEPTION) TO SEPTEMBER 30, 2004

                                                                   COMMON STOCK         PAID IN       ACCUMULATED
                                                                 SHARES    AMOUNT       CAPITAL         DEFICIT            TOTAL
                                                             ----------------------------------------------------------------------
                             sub-total                          610,000    $   610    $   225,390    $     (84,350)    $    141,650

Issuance of common stock in exchange for an agreement
for management and financing for $80,000                         40,000         40         39,960                            40,000

Issuance of common stock in exchange for a consulting
agreement                                                        10,000         10         11,990                            12,000

Net loss, 2000                                                                                            (226,659)        (226,659)
                                                             ----------------------------------------------------------------------

Balance  December 31, 2000                                      660,000        660        277,340         (311,009)         (33,009)

Issuance of common stock to an officer in lieu of salary      1,125,000      1,125        238,875                           240,000

Issuance of common stock to an employee in lieu of salary        60,000         60         59,940                            60,000

Issuance of common stock to an employee in lieu of salary        15,000         15         14,985                            15,000

Issuance of common stock in exchange for consulting
services                                                        100,000        100         99,900                           100,000

Net loss, 2001                                                                                            (393,664)        (393,664)
                                                             ----------------------------------------------------------------------

Balance December 31, 2001                                     1,960,000    $ 1,960    $   691,040    $    (704,673)    $    (11,673)

                       See notes to financial statements.

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
          PERIOD FROM OCTOBER 5, 1998 (INCEPTION) TO SEPTEMBER 30, 2004

                                                                   COMMON STOCK         PAID IN       ACCUMULATED
                                                                 SHARES    AMOUNT       CAPITAL         DEFICIT            TOTAL
                                                             ----------------------------------------------------------------------
                             sub-total                        1,960,000    $ 1,960    $   691,040    $    (704,673)    $    (11,673)

Recapitalization  on February 25, 2002                          697,176        697      1,000,702       (1,116,054)        (114,655)

Issuance of shares of common stock in connection
with convertible notes payable                                   21,000         21         10,479                            10,500

Issuance of shares of common stock in connection
with conversion                                                  60,000         60         29,940                            30,000

Additional paid in capital - related party                           --         --         83,262                            83,262

Additional paid in capital - related party                           --         --        285,700                           285,700

Net loss, 2002                                                                                            (999,663)        (999,663)
                                                             ----------------------------------------------------------------------

Balance December 31, 2002                                     2,738,176      2,738      2,101,123       (2,820,390)        (716,529)

Additional paid in capital contributed as equipment                  --         --        201,976                           201,976

Additional paid in capital - related party                           --         --        200,000                           200,000

Beneficial conversion feature                                                             319,221                           319,221

Shares issued in exchange for services                          715,000        715        607,035                           607,750
                                                             ----------------------------------------------------------------------

                             sub-total                        3,453,176    $ 3,453    $ 3,429,355    $  (2,820,390)    $    612,418

                       See notes to financial statements.

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
          PERIOD FROM OCTOBER 5, 1998 (INCEPTION) TO SEPTEMBER 30, 2004

                                                                   COMMON STOCK         PAID IN       ACCUMULATED
                                                                 SHARES    AMOUNT       CAPITAL         DEFICIT            TOTAL
                                                             ----------------------------------------------------------------------
                             sub-total                        3,453,176    $ 3,453    $ 3,429,355    $  (2,820,390)    $    612,418

Shares issued to officer                                        600,000        600      1,163,400                         1,164,000

Shares issued on conversion                                     663,302        663        330,989                           331,652

Shares issued on conversion                                      80,000         80        191,120                           191,200

Net loss, 2003                                                                                          (3,080,740)      (3,080,740)
                                                             ----------------------------------------------------------------------

Balance December 31, 2003                                     4,796,478      4,796      5,114,864       (5,901,130)        (781,470)

Shares issued on conversion                                     934,926        935        650,528                           651,463

Shares issued to consultants for
services rendered ($4.11)                                        50,000         50        205,450                           205,500

Shares issued to consultants for
services rendered ($4.00)                                        30,000         30        119,970                           120,000

Beneficial conversion feature                                        --         --      1,178,107                         1,178,107

Shares issued on conversion                                     371,333        371        362,629                           363,000

Shares issued to officer ($1.58)                              8,743,339      8,744     13,805,732                        13,814,476
                                                             ----------------------------------------------------------------------

                             sub-total                       14,926,076    $14,926    $21,437,280    $  (5,901,130)    $ 15,551,076

                       See notes to financial statements.

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
          PERIOD FROM OCTOBER 5, 1998 (INCEPTION) TO SEPTEMBER 30, 2004

                                                                   COMMON STOCK         PAID IN       ACCUMULATED
                                                                 SHARES    AMOUNT       CAPITAL         DEFICIT            TOTAL
                                                             ----------------------------------------------------------------------
                             sub-total                       14,926,076    $14,926    $21,437,280    $  (5,901,130)    $ 15,551,076

Shares issued to officer ($1.30)                                455,000        455        591,045                           591,500

Shares issued to consultants for
services rendered ($1.58; $1.18)                                161,000        161        231,819                           231,980

Warrants exercised                                            2,382,979      2,383        235,915                           238,298

Shares issued to consultants for
services rendered ($1.08; $.95;$.76;$.85)                        97,250         97         94,575                            94,673

Beneficial conversion feature                                                                 266                               266

Shares issued on conversion                                      28,150         28         28,122                            28,150

Shares issued in connection with VDx                            375,000        375        325,875                           326,250

Net loss, September 30, 2004                                                                           (17,161,413)     (17,161,413)
                                                             ----------------------------------------------------------------------

Balance  September 30, 2004 (Unaudited)                      18,425,455    $18,425    $22,944,897    $ (23,062,542)    $    (99,220)
                                                             ======================================================================

                       See notes to financial statements.

             GENETHERA, INC. AND SUBSIDIARY
             (A DEVELOPMENT STAGE COMPANY)
         CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                            FOR THE PERIOD FROM
                                                                                                              OCTOBER 5, 1998
                                                                             Nine months ended September 30,  (INCEPTION) TO
                                                                                     2004           2003     SEPTEMBER 30, 2004
                                                                                ------------     ---------     ------------
Cash flows from operating activities:
  Net loss                                                                      $(17,161,413)    $(903,898)    $(21,946,465)
                                                                                ------------     ---------     ------------

  Adjustments to reconcile net loss to net
    cash used in operating activities:
Depreciation and amortization                                                         58,317        33,296          220,044
Compensation in exchange for common stock                                         15,402,017            --       17,640,745
Beneficial conversion feature                                                      1,178,107            --        1,497,328
Loss on discontinued operations                                                           --            --          113,026
(Increase) decrease in accounts receivable                                                --        (6,517)              --
(Increase) decrease in inventory                                                          --       (10,637)              --
(Increase) decrease in other assets                                                  (64,417)     (319,849)         (70,703)
Increase (decrease) in accounts payable
and accrued liabilities                                                             (107,025)      745,099          662,095
Increase (decrease) in deferred income                                                    --        80,254               --
                                                                                ------------     ---------     ------------

      Total adjustments                                                           16,466,999       521,646       20,062,535
                                                                                ------------     ---------     ------------

  Net cash used in operating activities                                             (694,414)     (382,252)      (1,883,930)
                                                                                ------------     ---------     ------------

Cash flows from investing activities:
  Cash payments for the purchase of property                                          (5,508)      (16,779)         (43,975)
                                                                                ------------     ---------     ------------

  Net cash used in investing activities                                               (5,508)      (16,779)         (43,975)
                                                                                ------------     ---------     ------------

Cash flows from financing activities:
Bank overdraft                                                                        13,979            --           13,979
Capital contributed as equipment                                                          --            --          272,376
Principal payments on note/leases  payable                                          (152,057)      (13,829)              --
Proceeds from issuance of common stock                                                    --        83,262          155,000
Proceeds from loans payable                                                          838,000       352,560        1,486,550
                                                                                ------------     ---------     ------------

  Net cash provided by financing activities                                          699,922       421,993        1,927,905
                                                                                ------------     ---------     ------------

Net increase in cash and cash equivalents                                                  0        22,962                0

Cash and cash equivalents, beginning of year                                              --            --               --
                                                                                ------------     ---------     ------------

Cash and cash equivalents, end of year                                          $          0     $  22,962     $          0
                                                                                ============     =========     ============

                                                                                                                          0
Supplemental disclosures of cash flow information:
a) Cash paid during the period for:
   Interest expense                                                             $         --     $   2,254           1,616
                                                                                ------------     ---------     ------------


                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                        CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                      NINE MONTHS ENDED SEPTEMBER 30, 2004

NOTE 1     PRINCIPLES OF CONSOLIDATION

Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, GeneThera, Inc. (Colorado) and VDx, Inc. All significant inter-company balances and transactions have been eliminated.

NOTE 2     BASIS OF PRESENTATION

The interim financial information included herein is unaudited; however, such information reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of the Company's financial position, results of operations, changes in stockholders' deficit and cash flows for the interim periods. All such adjustments are of a normal, recurring nature. The results of operations for the first nine months of the year are not necessarily indicative of the results of operations that might be expected for the entire year.

The accompanying consolidated financial statements of the Company have been prepared in accordance with the instructions to Form 10-Q and, therefore, omit or condense certain footnotes and other information normally included in financial statements prepared in accordance with generally accepted accounting principles. It is suggested that these condensed financial statements should be read in conjunction with the Company's financial statements and notes thereto included in the Company's audited financial statements on Form 10-K/A for the fiscal year ended December 31, 2003. (See Note 9)

NOTE 3     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Pronouncements
The Financial Accounting Standards Board (FASB) issued SFAS No. 141, Business Combinations, which establishes revised standards for accounting for business combinations, eliminating the pooling method, and providing new guidance for recognizing intangible assets arising in a business combination. Additionally, SFAS No. 141 requires more prominent and more frequent disclosures in financial statements about a business combination. This statement is effective for business combinations initiated on or after July 1, 2001. The adoption of this pronouncement on July 1, 2001 did not have a material effect on the Company's financial position, results of operations or liquidity.

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                      NINE MONTHS ENDED SEPTEMBER 30, 2004

NOTE 3     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

SFAS 142, Goodwill and Other Intangible Assets provides guidance on accounting for the acquisition of intangibles, except those acquired in a business combination, which is subject to SFAS 141, and the manner in which intangibles and goodwill should be accounted for subsequent to their initial recognition. This statement is effective for all fiscal years beginning after December 15, 2001. The adoption of SFAS 142 on April 1, 2002 did not have a material effect on the Company's financial position, results of operations, or liquidity.

SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets provides implementation guidance regarding when and how to measure an impairment loss, and expands the presentation to include a component of an entity, rather than strictly a business segment. SFAS 144 also eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. This statement is effective for all fiscal years beginning after December 15, 2001. The adoption of SFAS 144 on April 1, 2002 did not have a material effect on the Company's financial position, results of operations or liquidity.

Earnings per Share
Basic earnings per share are computed based on the weighted average number of common shares outstanding during each year. Diluted earnings per share are computed based on the weighted average number of common shares outstanding during the period, plus the dilutive effect of potential future issuances of common shares relating to convertible notes.

NOTE 4     PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:
                                                                  September 30,
                                                                      2004
                                                                  ---------
         Computers                                                   38,030
         Telephone System                                             5,118
         Furniture & fixtures                                         1,465
         Laboratory equipment                                       578,043
                                                                  ---------

                                                                    622,656
         Less accumulated depreciation                             (194,573)
                                                                   --------

                                                                   $428,083
                                                                   ========

Depreciation expense for the nine months ended September 30, 2004 and 2003 was $58,317 and $33,296, respectively.

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                      NINE MONTHS ENDED SEPTEMBER 30, 2004

NOTE 5     CONVERTIBLE NOTES PAYABLE

                                                                 September 30,
                                                                         2004
                                                                    ----------
Various convertible notes payable to individuals, with
interest ranging from 8-10%; due at various dates from
April 14, 2003 through June 18, 2004; convertible into
shares of common stock at prices of $0.25 - $0.50 per
share.                                                              $  116,451
Less:  current portion                                                (116,451)
                                                                    ----------

Total long-term convertible notes payable                           $        0
                                                                    ==========

For the nine months ended September 30, 2004 and 2003, interest expense related to the convertible notes payable amounted to $10,690 and $3,019, respectively.

NOTE 6     STOCKHOLDERS' EQUITY (DEFICIT

Common Stock
During the nine months ended September 30, 2004, the Company issued 1,334,409 shares of common stock pursuant to conversion rights exercised by holders.

On January 16, 2004, the Company issued 30,000 shares pursuant to a one-year agreement with a consultant for a total of $120,000, based on the closing price on January 14, 2004. The Company charged one-half, or $60,000 to operations and the remaining $60,000 has been capitalized and prorated over the life of the agreement.

On January 26, 2004, the Company issued 211,000 shares for a total of $437,480 based on the closing price on date of issue. These shares were issued to a consultant for services rendered and resulted in an immediate charge to operations.

In June 2004, the Company issued 9,198,339 shares for a total of $14,405,976 based on the closing prices on the dates of issue. These shares were issued to the officer by resolution of the board of directors in conjunction with the completion of the reverse acquisition.

In August and September 2004, the Company issued 125,400 shares for a total of $94,673 based on the closing prices on the dates of issue. These shares were issued to several consultants for services rendered and resulted in immediate charges to operations.

Asdescribed in Note 8, on September 20, 2004 the Company issued 375,000 restricted common shares in connection with its acquisition of VDx, Inc. These shares were valued at .87 cents per share.

                         GENETHERA, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                      NINE MONTHS ENDED SEPTEMBER 30, 2004

NOTE 7     GOING CONCERN UNCERTAINTY

These financial statements are presented assuming the Company will continue as a going concern. For the years ended December 31, 2003 and 2002, the Company showed operating losses of $3,080,740 and $2,431,761, respectively. The accompanying financial statements indicate that current liabilities exceed current assets by $863,773 for the nine months ended September 30, 2004.

Previously, the Company was listed as in default for payments on notes payable in the amount of $44,517, including accrued interest. Subsequently, management has determined that the notes are not in default and are classified as a long-term liability in the current financial statements. The disposition of these notes will be reflected in the year-end financial statement of December 31, 2004. These factors raise substantial doubt about its ability to continue as a going concern. Management's plan with regard to these matters includes raising working capital to assure the Company's viability, through private or public equity offering, and/or debt financing, and/or through the acquisition of new business or private ventures.

NOTE 8     SUBSIDIARY- SUBSEQUENT EVENT

On January 14, 2002, the board of directors voted to sell the stock of The Family Health News, Inc., subject to stockholder approval. On August 1, 2004 a final agreement was signed to dispose of the subsidiary. This agreement was effective nunc pro tunc to October 1, 2003. Consequently, the financial statements for the year ended December 31, 2003 were restated to reflect this subsequent event, as if it had taken place October 1, 2003.

On September 20, 2004, the Company completed its acquisition of VDx, Inc. VDx, Inc. was acquired for 375,000 shares of common restricted stock with no registration rights. The full agreement is contained in the 8-K filing filed with the SEC on September 25, 2004.

NOTE 9     RESTATEMENTS

The Company restated the consolidated balance sheet at December 31, 2003 and the consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. The restatement was made to reflect the proper accounting in accordance with accounting principles generally accepted in the United States in connection with beneficial conversion features on convertible debentures, revaluation of fixed assets, consolidation and disposal of a previously unconsolidated subsidiary, and impairment of long-lived assets.

The effect on the financial statements of the Company is as follows:

                                                                                            As Originally
                                                                          As Restated          Reported
                                                                       --------------     -----------------
         Accumulated deficit - December 31, 2002                      $    (2,820,390)     $    (2,367,011)
         Loss                                                              (3,080,740)          (2,431,761)
                                                                       --------------     -----------------

         Accumulated deficit - December 31, 2003                      $    (5,901,130)    $     (4,798,772)
                                                                      ===============     =================

                                4,249,236 Shares

                                  COMMON STOCK

                                 GENETHERA, INC.

                            -----------------------

                                   PROSPECTUS

                            -----------------------


                                November 30, 2004

                 PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Neither our Articles of Incorporation nor our Bylaws contain provisions that obligate us to indemnify our officers, directors, employees, agents, or others if they are involved in certain legal proceedings related to their services to us or permitting our Board of Directors to authorize such indemnification. Nonetheless, Section 607.0850, Florida Statutes requires corporations to pay legal expenses for employees who successfully defend themselves against criminal charges or lawsuits related to their jobs.

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. The Company will pay all expenses in connection with this offering..

     Securities and Exchange Commission Registration Fee .............$ 449.55
     Printing and Engraving Expenses .........................................
     Accounting Fees and Expenses ....................................$1200.00
     Legal Fees and Expenses ........................................ $2500.00
     Miscellaneous ...................................................$ 800.00
                  ------------------------------------------------------------

     Total ..........................................................$4,949.55

                     RECENT SALES OF UNREGISTERED SECURITIES


      In 2002, we issued convertible promissory notes in the amount of $61,000. The notes were converted into restricted common stock totaling 122,000 shares.The noteholders were: Fidra Holdings-$50,000, Jerry Ulvestad- $10,000, and Michael Abbondonza- $1,000.

      In 2003, we issued convertible promissory notes in the amount of $341,900. The notes were converted into restricted common stock totaling 781,926 shares.



Name                                                        Shares        Amount


Tom and Sunny Garrett                                       70,000      $ 35,000
Michael Mueller                                             40,000      $ 20,000
Richard Reinisch                                           240,000      $ 60,000
American Physicians Assurance Corp./
Frank Freud, CFO                                            30,000      $ 30,000
L&B Charitable                                             206,926      $100,000
Edward and Mary Coyne                                       25,000      $ 12,500
Edward B. Coyne                                             25,000      $ 12,500
John Taggart                                                80,000      $ 36,900
Christopher Ferry                                            5,000      $  2,500
Dimitrios I. Gountis                                         5,000      $  2,500
George Mastrokostas                                          5,000      $  5,000
Nikolaos Tripodis                                           10,000      $  5,000
Melvin Wentz                                                25,000      $ 12,500
William Rozakis                                             15,000      $  7,500

      In 2004, we issued convertible promissory notes in the amount of $771,150. The notes were converted into restricted common stock totaling 763,331 shares.



Name                                                      Shares          Amount


Hoadley, Daniel M. & Jadwiga A                            13,348        $ 12,500
Larry Cahill                                             350,000        $350,000
Michael B. Anastasio                                      10,000        $ 10,000
D. Lynn Boucher                                           10,000        $ 10,000
William B. Carter, Jr                                      1,000        $  1,000
Brian D. Goelz                                             2,000        $  2,000
Randy Grudzinski                                          10,000        $ 10,000
Michael G. Herlehy                                       100,000        $100,000
Howard S. Horwitz                                         15,000        $ 15,000
Kevin Hubbell                                             10,000        $ 10,000
Hyatt Johnson Capital L.L.C./Jay D. Johnson,
Manging Partner                                           50,000        $ 50,000
Mark A. Levy                                               5,000        $  5,000
Mark Novaski and Susan M. Novaski, Trustees               10,000        $ 10,000
Roy L. Splansky                                           10,000        $ 10,000
Mark D. Herzog                                            15,000        $ 15,000
I. Thomas Uskup and Barbara G. Uskup                      25,000        $ 25,000
Donald and Joyce Guillaume                                30,000        $ 30,000
Mark Kengott                                              43,000        $ 43,000
Monte Tobin                                               33,333        $ 25,000
John Marx                                                  2,000        $  2,000
Cyndi Ralph                                                2,000        $  2,000
Marvin Newton                                              2,000        $  2,000
Ralph Lueders                                              2,000        $  2,000
Henry Wei                                                  6,650        $  6,650
Malinowski, John J. & Kathi L                              2,000        $  2,000
Messler, Amy V. & William S                                2,000        $  2,000
Malinowski, John J. & Mary K                               2,000        $  2,000
Kim Koratsky                                             Not converted  $  8,500
Ralli Mottar                                             Not Converted  $  8,500


      The issuance of securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. The sales of these securities were made without general solicitation or advertising.

                                    EXHIBITS

         The following documents are filed herewith or have been included as exhibits to previous filings with the SEC and are incorporated herein by this reference:

         3.1.1    Articles of Incorporation filed November 8, 1995.

      3.1.2 Amendment to the Articles of Incorporation filed on February 4, 1999, to effectuate a 1 for 2 reverse stock split


         3.2      Bylaws(1)


         5.1      Legal Opinion of Counsel


10.2.1 Form of Common Stock Purchase Agreement among the Company and various original holders of the common stock of GeneThera, Inc. (1)

10.2.2 Form of Letter Agreement between the Company and various original holders of the common stock of GeneThera, Inc. (2)

10.4 Employment Agreement between Antonio Milici, M.D., Ph.D.and the Company dated January 23, 2002 (2)

10.5 Employment Agreement between Nicolas Wollner and the Company dated February 25, 2002 (1)

10.6 Letter of Intent between the Company and Oncology Sciences Corporation, November 6, 2003 (5)

10.7  Employment Agreement between Antonio Milici, M.D., Ph.D. and the Company
      (2)

10.8  Employment Agreement between Tannya Irizarry and the Company(2)


10.9   Placement Agent Agreement

10.10  NVO Solutions Letter Agreement

10.11  Resolution Agreement

21     List of Subsidaries

23.1   Consent of Independent Auditors

31.1 Certification of the President and Chief Executive Officer pursuant to Rule 13a-14

31.2   Certification of the Chief Financial Officer pursuant to Rule 13a-14

32.1   Certification of the President and Chief Executive Officer pursuant to
       Section 1350

32.2   Certification of the Chief Financial Officer pursuant to Section 1350

99.1   Curriculum Vitae

99.2   Lease Agreement


      (1) Incorporated by reference from an Exhibit to the Company's Current Report on Form 8-K, as filed on March 4, 2002.

      (2) Incorporated by reference from an Exhibit to the Company's Current Report on Form 10KSB, as filed on June 4, 2002.

      (3) Incorporated by reference from an Exhibit to the Company's Report on Form 10QSB as filed on June 14, 2002.

      (4) Incorporated by reference to Exhibit 21 filed with the Company's Annual Report on Form 10-KSB filed on May 19, 2003.

      (5) Incorporated by reference to Exhibit 10.6 to the Company's Annual Report on Form 10-K, as filed on April 14, 2004.


                                  UNDERTAKINGS

A. Registrant hereby undertakes:

      a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      b. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wheat Ridge, Colorado on this 18th day of November, 2004.

                                  GENETHERA, INC.

                                  By:      /s/ Antonio Milici
                                  ---------------------------------------------
                                  Name:   Antonio Milici
                                  Title:  President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities indicated on November 30, 2004:


Signature                        Title(s)

/s/ Antonio Milici               President, Chief Executive Officer and Director
---------------------------      (principal executive officer)
Antonio Milici

/s/ Steven M. Grubner            Chief Financial Officer and Director
----------------------------     (principal financial and accounting officer)
Steven M. Grubner

         *                       Director
----------------------------
Thomas Slaga

         *                       Director
-----------------------------
Richard Bryans

* By: /s/ Steven M. Grubner
      --------------------------
      Steven M. Grubner
      Attorney-in-Fact